EXHIBIT 10.ai

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into between and among, on the one hand, (i) Ralph S. Janvey, solely in his capacity as the court-appointed receiver for the Stanford Receivership Estate (the “Receiver”); (ii) the Official Stanford Investors Committee (the “Committee”); (iii) individual plaintiffs Guthrie Abbott, Steven Queyrouze, Salim Estefenn Uribe, Sarah Elson-Rogers, Diana Suarez, and Ruth Alfille de Penhos (collectively, the “Rotstain Investor Plaintiffs”); (iv) each of the plaintiffs in Smith, et al. v. Independent Bank, et al., CA No. 4-20-CV-00675 (S.D. Tex.) (collectively, the “Smith Investor Plaintiffs”); and, on the other hand, (v) Trustmark National Bank (“Trustmark”). The Receiver, the Committee, the Rotstain Investor Plaintiffs, and the Smith Investor Plaintiffs are collectively referred to as the “Plaintiffs.” Plaintiffs, on the one hand, and Trustmark, on the other hand, are referred to in this Agreement individually as a “Party” and together as the “Parties.”

WHEREAS, on February 16, 2009, the U.S. Securities and Exchange Commission (the “SEC”) initiated SEC v. Stanford International Bank, Ltd., Civil Action No. 3:09-cv-00298-N (N.D. Tex.) (the “SEC Action”), alleging that Robert Allen Stanford, James M. Davis, Laura Pendergest-Holt, Stanford International Bank, Ltd. (“SIB”), Stanford Group Company, Stanford Capital Management, LLC, and Stanford Financial Group (the “Defendants”) had engaged in a fraudulent scheme affecting tens of thousands of customers from over one hundred countries;

WHEREAS, in an order dated February 16, 2009, in the SEC Action (ECF No. 10), the United States District Court for the Northern District of Texas (the “Court”) assumed exclusive jurisdiction and took possession of the assets and other tangible and intangible monies and property, as further set forth in that order, of the Defendants and all entities they own or control (the “Receivership Assets”), and the books and records, client lists, account statements, financial and accounting documents, computers, computer hard drives, computer disks, internet exchange servers, telephones, personal digital devices and other informational resources of or in possession of the Defendants, or issued by Defendants and in possession of any agent or employee of the Defendants (the “Receivership Records”);

WHEREAS, in that same order (ECF No. 10), Ralph S. Janvey was appointed Receiver for the Receivership Assets and the Receivership Records (collectively, the “Receivership Estate”) with the full power of an equity receiver under common law as well as such powers as are enumerated in that order, as amended by an order in that same matter, dated March 12, 2009 (ECF No. 157), and as further amended by an order entered in that same matter, dated July 19, 2010 (ECF No. 1130);

WHEREAS, Ralph S. Janvey has served as Receiver continuously since his appointment and continues to so serve;

WHEREAS, John J. Little was appointed to serve as examiner (the “Examiner”) by an order entered in the SEC Action, dated April 20, 2009 (ECF No. 322), to assist the Court in considering the interests of the worldwide investors in any financial products, accounts, vehicles or ventures sponsored, promoted or sold by any defendants in the SEC Action;

WHEREAS, John J. Little has served as Examiner continuously since his appointment and continues to so serve;

WHEREAS, the Committee was created pursuant to an order entered in the SEC Action, dated August 10, 2010 (ECF No. 1149) (the “Committee Order”), to represent the customers of SIB, who, as of February 16, 2009, had funds on deposit at SIB and/or were holding certificates of deposit (“CDs”) issued by SIB (the “Stanford Investors”);

WHEREAS, by the Committee Order, the Examiner was named as the initial Chairperson of the Committee;

WHEREAS, the Examiner has served as Chairperson of the Committee continuously since his appointment and continues to so serve;

WHEREAS, on August 23, 2009, Guthrie Abbott, Steven Queyrouze, Peggy Roif Rotstain, Juan Olano, Catherine Burnell, and Jamie Alexis Arroyo Bornstein (the latter four of whom were later replaced by substitute plaintiffs Sarah Elson-Rogers, Salim Estefenn Uribe, Ruth Alfille de Penhos, and Diana Suarez on May 1, 2015 (Rotstain ECF No. 237)) filed their Original Petition in the district court of Harris County, Texas (Rotstain ECF No. 1-4)—a putative class action captioned Rotstain, et al. v. Trustmark National Bank, et al. (the “Rotstain Litigation”)—naming Trustmark as one of several defendants;

WHEREAS, on November 13, 2009, the Rotstain Litigation was removed to the U.S. District Court for the Southern District of Texas (“Transferor Court”) (Rotstain ECF No. 1) where it was assigned Civil Action No. 4:09-cv-03673 and was then transferred to and consolidated with the Stanford Multidistrict Litigation proceeding in the U.S. District Court for the Northern District of Texas (“MDL Court”) (Rotstain ECF No. 6) and assigned Civil Action No. 3:09-cv-02384-N;

WHEREAS, on December 14, 2009, Harold Jackson, Paul Blaine Smith, Carolyn Bass Smith, Christine Nichols, Ronald Hebert, and Ramona Hebert (collectively, the “Jackson Investor Plaintiffs”) filed a petition in the district court of Ascension Parish, Louisiana against Trustmark and other defendants (Jackson ECF No. 1-5) captioned Jackson, et al. v. Cox, et al. (the “Jackson Litigation”); on January 11, 2010, the Jackson Litigation was removed to the U.S. District Court for the Middle District of Louisiana (Jackson ECF No. 1), where it was assigned Civil Action No. 3:10-cv-00029, was then transferred to and consolidated with the Stanford Multidistrict Litigation proceedings in the MDL Court (Jackson ECF No. 14), assigned Civil Action No. 3:10-cv-00328-N, and was then stayed (Jackson ECF No. 23);

WHEREAS, on January 4, 2011, the Receiver assigned to the Committee any and all causes of action the Receivership Estate may have had against Trustmark and other defendants (Rotstain ECF No. 865, Ex. 10);

WHEREAS, on December 6, 2012, the Committee successfully intervened in the Rotstain Litigation (Rotstain ECF No. 129), and filed an Intervenor Complaint against Trustmark and other defendants on February 15, 2013 (Rotstain ECF No. No. 133);

WHEREAS, on November 2, 2015, the Rotstain Investor Plaintiffs filed their Second Amended Class Action Complaint against Trustmark and other defendants seeking actual damages, costs, and attorneys’ fees (Rotstain ECF No. 350), which remains the Rotstain Investor Plaintiffs’ operative complaint against Trustmark in the Rotstain Litigation;

WHEREAS, on November 7, 2017, the MDL Court denied the Rotstain Investor Plaintiffs’ motion for class certification (Rotstain ECF No. 428), and the U.S. Court of Appeals for the Fifth Circuit later declined interlocutory review of the class-certification denial in a matter captioned Rotstain, et al. v. Trustmark National Bank, et al., No. 17-90038 (5th Cir.) (Order; Apr. 20, 2018);

WHEREAS, on May 3, 2019, following the denial of the Rotstain Investor Plaintiffs’ motion for class certification, hundreds of Stanford investors unsuccessfully moved to intervene in the Rotstain Litigation (Rotstain ECF No. 562), the denial of which: (A) prompted many of these investors to file a separate suit against Trustmark and others in Harris County, Texas district court—Smith, et al. v. Independent Bank, et al. (the “Smith Litigation”)—which suit was later removed to the U.S. District Court for the Southern District of Texas (Smith ECF No. 1), was

assigned Civil Action No. 4:20-cv-00675 (S.D. Tex.), and was then stayed without the opposition of the Smith Investor Plaintiffs and in accordance with an order issued in the SEC Action (Smith ECF No. 10); and (B) prompted other would-be intervenors to seek immediate review of their denied motions to intervene in the U.S. Court of Appeals for the Fifth Circuit (Rotstain ECF No. 574) which, on February 3, 2021, upheld the MDL Court’s intervention denial in an opinion captioned Rotstain v. Mendez, No. 19-11131 (5th Cir.) (Op.; Feb. 3, 2021);

WHEREAS, on June 15, 2020, the Committee filed its Second Amended Intervenor Complaint against Trustmark and other defendants seeking actual damages, punitive damages, costs, and attorneys’ fees (Rotstain ECF No. 735), which remains the Committee’s operative complaint against Trustmark in the Rotstain Litigation;

WHEREAS, on March 19, 2021, the Committee and the Rotstain Investor Plaintiffs filed a notice abandoning all of their respective claims against Trustmark with the exception of (A) their claims for aiding, abetting, or participating in violations of the Texas Securities Act (the “TSA”) and (B) their claims for aiding, abetting, or participation in breaches of fiduciary duties (Rotstain ECF No. 976);

WHEREAS, on January 20, 2022, the MDL Court granted in part and denied in part Trustmark and other defendants’ motions for summary judgment (Rotstain ECF No. 1150) and recommended that the Rotstain Litigation be remanded to the Transferor Court in the U.S. District Court for the Southern District of Texas for further proceedings (Rotstain ECF No. 1151);

WHEREAS, on March 10, 2022, the Rotstain Litigation was transferred back to the Transferor Court in the U.S. District Court for the Southern District of Texas where it was assigned Civil Action No. 4:22-cv-00800 (Rotstain ECF No. 1157);

WHEREAS, on November 3, 2022, the Transferor Court denied Trustmark and other defendants’ Rule 12(b)(1) motion to dismiss for lack of standing (Rotstain ECF No. 1319);

WHEREAS, on November 10, 2022, the Transferor Court entered its Fifth and Final Amended Scheduling Order, setting a trial beginning on February 27, 2023 (Rotstain ECF No. 1326);

WHEREAS, on November 17, 2022, the Transferor Court denied Trustmark and other defendants’ Rule 12(b)(1) motion to dismiss for lack of jurisdiction based on the TSA’s statute of repose (Rotstain ECF No. 1328);

WHEREAS, Trustmark expressly denies any and all allegations of wrongdoing, fault, liability, or damages whatsoever and is entering into this Agreement solely to avoid the burden, substantial expense, and risks of litigation;

WHEREAS, Plaintiffs have conducted an investigation into the facts and the law relating to the Rotstain Litigation, the Smith Litigation, and the Jackson Litigation (collectively, the “Litigation”) and after considering the results of that investigation and the benefits of this Settlement (as defined in Paragraph 17), as well as the burden, expense, and risks of litigation, have concluded that a settlement with Trustmark under the terms set forth below is fair, reasonable, adequate, and in the best interests of the Plaintiffs, the Interested Parties, and all Persons affected by the Stanford Entities, and have agreed to enter into the Settlement and this Agreement, and to use their best efforts to effectuate the Settlement and this Agreement;

WHEREAS, the Parties desire to fully, finally, and forever compromise and effect a global settlement and discharge of all claims, disputes, and issues between and among them;

WHEREAS, the Parties have engaged in extensive, good-faith, and arm’s-length negotiations, leading to this Agreement;

WHEREAS, absent approval of this Settlement as required herein, the Litigation will likely take many more years and cost the Parties millions of dollars to litigate to final judgment and through appeals, and the outcome of all such litigation would have been uncertain;

WHEREAS, in Zacarias v. Stanford Int’l Bank, Ltd., 931 F.3d 382, 387 (5th Cir. 2019), the Fifth Circuit confirmed approval of a settlement that was conditioned on bar orders enjoining related Ponzi-scheme suits filed against the defendants in that litigation and entry of the bar orders;

WHEREAS, the Examiner, both in his capacity as Chairperson of the Committee and in his capacity as the Court-appointed Examiner, participated in the negotiation of the Settlement;

WHEREAS, the Committee has approved the terms of this Agreement and the Settlement, as evidenced by the signature hereon of the Examiner in his capacity as Chairperson of the Committee;

WHEREAS, the Examiner, in his capacity as Examiner, has reviewed this Agreement and the terms of the Settlement and, as evidenced by his signature hereon, has approved the terms of this Agreement and the Settlement and will recommend that this Agreement, and the terms of the Settlement be approved by the Court and implemented;1 and

WHEREAS, the Receiver has reviewed and approved this Agreement and the terms of the Settlement, as evidenced by his signature hereon;

NOW, THEREFORE, in consideration of the agreements, covenants, and releases set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

___________________________________

1 The Examiner has also executed this Agreement to confirm his obligation to post Notice on his website, as required herein, but is not otherwise individually a party to the Settlement or the Litigation.

I.
Agreement Date
1.
This Agreement shall take effect once all Parties have signed the Agreement as of the date of the last signature to the Agreement (the “Agreement Date”).
II.
Terms Used in this Agreement

The following terms, as used in this Agreement, the Bar Order (defined in Paragraph 19), and the Judgment and Bar Order (defined in Paragraph 19), have the following meanings:

2.
“Attorneys’ Fees” means those fees awarded by the Court to Plaintiffs’ counsel from the Settlement Amount pursuant to the terms of the applicable engagement agreements.
3.
“Claim” means a Person’s potential or asserted right to receive funds from the Receivership Estate or the funds and assets subject to the authority of the Joint Liquidators (defined below).
4.
“Claimant” means any Person who has submitted a Claim to the Receiver or to the Joint Liquidators (defined below). Where a Claim has been transferred to a third party and such transfer has been acknowledged by the Receiver or the Joint Liquidators, the transferee is a Claimant, and the transferor is not a Claimant unless the transferor has retained a Claim that has not been transferred. Where the Receiver or the Joint Liquidators have disallowed a Claim and the disallowance has become Final, then the submission of the disallowed Claim does not make the Person who submitted it a Claimant.
5.
“Confidential Information” means the communications and discussions in connection with the negotiations that led to the Settlement and this Agreement. Confidential Information also includes the existence and terms of the Settlement and this Agreement, but only until the filing of this Agreement and related documents with the Court.

6.
“Distribution Plan” means the plan hereafter approved by the Court for the distribution of the Settlement Amount (net of any Attorneys’ Fees or costs that are awarded by the Court) to Stanford Investors who have had their Claims allowed by the Receiver (“Allowed Claims”).
7.
“Final” means unmodified after the conclusion of, or expiration of any right of any Person to pursue, any and all possible forms and levels of appeal, reconsideration, or review, judicial or otherwise, including by a court or Forum of last resort, wherever located, whether automatic or discretionary, whether by appeal or otherwise. The Bar Order and Judgment and Bar Order shall include findings under Federal Rule of Civil Procedure 54(b) and will become Final when they each satisfy the first sentence of this paragraph and it will then be considered as if such orders were entered as judgments at the end of a case, and the continuing pendency of the SEC Action and the Jackson Litigation shall not be construed as preventing such Bar Order and Judgment and Bar Order from becoming Final.
8.
“Forum” means any court, adjudicative body, tribunal, or jurisdiction, whether its nature is federal, foreign, state, administrative, regulatory, arbitral, local, or otherwise.
9.
“Hearing” means a formal proceeding in open court before the United States District Judge having jurisdiction over the SEC Action.
10.
“Interested Parties” means the Receiver; the Receivership Estate; the Committee; the members of the Committee; the Plaintiffs; the Stanford Investors; the Claimants; the Examiner; the Joint Liquidators; the Jackson Investor Plaintiffs; or any Person or Persons alleged by the Receiver, the Committee, or other Person or entity on behalf of the Receivership Estate to be liable to the Receivership Estate, whether or not a formal proceeding has been initiated.
11.
“Joint Liquidators” means Hugh Dickson and Mark McDonald, in their capacities as the joint liquidators appointed by the Eastern Caribbean Supreme Court in Antigua and Barbuda

to take control of and manage the affairs and assets of SIB or any of their successors or predecessors.
12.
“Notice” means a communication, in substantially the form attached hereto as Exhibit A, describing (a) the material terms of the Settlement; (b) the material terms of this Agreement; (c) the rights and obligations of the Interested Parties with regard to the Settlement and this Agreement; (d) the deadline for the filing of objections to the Settlement, the Agreement, the Bar Order, and the Judgment and Bar Order; and (e) the date, time, and location of the Hearing to consider final approval of the Settlement, this Agreement, the Bar Order, and the Judgment and Bar Order.
13.
“Person” means any individual, entity, governmental authority, agency or quasi-governmental person or entity, worldwide, of any type, including, without limitation, any individual, partnership, corporation, limited liability company, estate, trust, committee, fiduciary, association, proprietorship, organization, or business, regardless of location, residence, or nationality.
14.
“Plaintiffs Released Parties” means the Receiver, the Examiner, the Committee, the Rotstain Investor Plaintiffs, the Smith Investor Plaintiffs, and each of their counsel. Plaintiffs Released Parties also includes each of the foregoing Persons’ respective past, present, and future directors, officers, legal and equitable owners, shareholders, members, managers, principals, employees, associates, representatives, distributees, agents, attorneys, trustees, general and limited partners, lenders, insurers and reinsurers, direct and indirect parents, subsidiaries, affiliates, related entities, divisions, partnerships, corporations, executors, administrators, heirs, beneficiaries, assigns, predecessors, predecessors in interest, successors, and successors in interest.
15.
“Releasor” means any Person granting a release of any Settled Claim.

16.
“Settled Claim” means any action, cause of action, suit, liability, claim, right of action, right of levy or attachment, or demand whatsoever, whether or not currently asserted, known, suspected, existing, or discoverable, and whether based on federal law, state law, foreign law, common law, or otherwise, and whether based on contract, tort, statute, law, equity or otherwise, that a Releasor ever had, now has, or hereafter can, shall, or may have, directly, representatively, derivatively, or in any other capacity, for, upon, arising from, relating to, or by reason of any matter, cause, or thing whatsoever, that, in full or in part, concerns, relates to, arises out of, or is in any manner connected with (i) the Stanford Entities; (ii) any CD, depository account, or investment of any type with any one or more of the Stanford Entities; (iii) Trustmark’s relationship with any one or more of the Stanford Entities and/or any of their personnel or any Person acting by, through, or in concert with any Stanford Entity; (iv) Trustmark’s or any of the Trustmark Released Parties’ provision of services to or for the benefit of or on behalf of any one or more of the Stanford Entities; or (v) any matter that was asserted in, could have been asserted in, or relates to the subject matter of the SEC Action, the Litigation, or any proceeding concerning any of the Stanford Entities pending or commenced in any Forum. “Settled Claims” specifically includes, without limitation, all claims each Releasor does not know or suspect to exist in his, her, or its favor at the time of release, which, if known by that Person, might have affected their decisions with respect to this Agreement and the Settlement (“Unknown Claims”). Each Releasor expressly waives, releases, and relinquishes any and all provisions, rights, and benefits conferred by any law or principle, in the United States or elsewhere, which governs or limits the release of unknown or unsuspected claims, including, without limitation, California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Releasor acknowledges that he, she, or it may hereafter discover facts different from, or in addition to, those which such Releasor now knows or believes to be true with respect to the Settled Claims, but nonetheless agrees that this Agreement, including the releases granted herein, will remain binding and effective in all respects notwithstanding such discovery. Unknown Claims include contingent and non-contingent claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of different or additional facts. These provisions concerning unknown and unsuspected claims and the inclusion of Unknown Claims in the definition of Settled Claims were separately bargained for and are an essential element of this Agreement and the Settlement.

17.
“Settlement” means the agreed resolution of the Settled Claims in the manner set forth in this Agreement, including its exhibits.
18.
“Settlement Amount” means One Hundred Million Dollars ($100,000,000.00) in United States currency.
19.
“Settlement Effective Date” means the date on which the last of all of the following has occurred:
a.
entry in the SEC Action of a bar order including findings under Federal Rule of Civil Procedure 54(b) and in substantially the form attached hereto as Exhibit B (the “Bar Order”);
b.
entry in the Jackson Litigation of a judgment and bar order in substantially the form attached hereto as Exhibit C (the “Judgment and Bar Order”); and
c.
the Bar Order and the Judgment and Bar Order have both become Final.

20.
“Stanford Entities” means Robert Allen Stanford; James M. Davis; Laura Pendergest-Holt; Gilbert Lopez; Mark Kuhrt; SIB; Stanford Group Company; Stanford Capital Management, LLC; Stanford Financial Group; the Stanford Financial Bldg Inc.; the entities listed in Exhibit D to this Agreement; and any entity of any type that was owned, controlled by, or affiliated with Robert Allen Stanford, James M. Davis, Laura Pendergest-Holt, Gilbert Lopez, Mark Kuhrt, SIB, Stanford Group Company, Stanford Capital Management, LLC, Stanford Financial Group, or the Stanford Financial Bldg Inc., on or before February 16, 2009.
21.
“Taxes” means any and all taxes, whether federal, state, local, or other taxes related to the Settlement or the Settlement Amount, and costs incurred in connection with such taxation including, without limitation, the fees and expenses of tax attorneys and accountants.
22.
“Trustmark Released Parties” means Trustmark National Bank and all of its predecessor banks, including without limitation Republic National Bank, and, for each of the foregoing, all of their respective past and present subsidiaries, parents, predecessors, affiliates, related entities and divisions, and all of the foregoings’ respective past, present, and future successors, and all of their respective current and former partners, members, counsel, principals, participating principals, associates, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, staff, consultants, advisors, attorneys, accountants, lenders, insurers and reinsurers, representatives, successors and assigns, known or unknown, in their representative capacity or individual capacity. Notwithstanding the foregoing, “Trustmark Released Parties” shall not include (a) any Person, other than Trustmark, who is, as of the Agreement Date, a party to the Rotstain Litigation or the Smith Litigation; (b) any Person, other than Trustmark, who is a party to one or more of the actions or proceedings listed in Exhibit G (i) against whom, on the Agreement Date, the Receiver or the Committee is asserting claims or causes of action in any such action or proceeding, or (ii) with whom, as of the Agreement Date, the Receiver or the Committee has entered into a settlement agreement relating to any such action or proceeding and such Person’s obligations to the Receiver or the Committee remain outstanding in whole or in part; (c) any Person, other than Trustmark, against whom the Receiver or Committee holds a judgment or other court award that remains unsatisfied in whole or in part as of the Agreement Date; or (d) any Person who is, as of the Agreement Date, a party to one or more of the proceedings identified in Exhibit H.
III.
Delivery of Settlement Amount
23.
Stay of Rotstain Litigation as to Trustmark: Within three (3) business days of the Agreement Date, the Rotstain Investor Plaintiffs, the Committee, and Trustmark shall file a joint motion in the Rotstain Litigation to stay the Rotstain Litigation as to Trustmark, including a request to vacate all pretrial deadlines and the trial setting as to Trustmark, pending a final determination concerning approval of the Settlement, the Bar Order, and the Judgment and Bar Order.
24.
Dismissal of Jackson Litigation: The Jackson Litigation shall be fully and finally resolved and concluded and considered dismissed as to Trustmark by the Judgment and Bar Order being entered in the Jackson Litigation and becoming Final.
25.
Dismissal of Rotstain Litigation: After the Settlement Effective Date, the Committee and the Rotstain Investor Plaintiffs shall fully and finally dismiss their claims against Trustmark in the Rotstain Litigation with prejudice. To effectuate this, within five (5) business days after the Settlement Effective Date, the Committee and the Rotstain Investor Plaintiffs and Trustmark shall file an agreed motion to (i) dismiss with prejudice without costs or attorneys’ fees the Rotstain Litigation in its entirety as to Trustmark and (ii) enter a final judgment as to Trustmark and all claims against it in the Rotstain Litigation. It being agreed that there would be no just reason for delay, if claims by the Committee and the Rotstain Investor Plaintiffs against parties other than Trustmark remain pending in the Rotstain Litigation at the time the agreed motion is to be filed, the judgment that is requested by the agreed motion and required under this paragraph will be a final judgment under Federal Rule of Civil Procedure 54(b).
26.
Dismissal of Smith Litigation: After the Settlement Effective Date, the Smith Investor Plaintiffs shall fully and finally dismiss their claims against Trustmark in the Smith Litigation with prejudice. To effectuate this, within five (5) business days after the Settlement Effective Date, the Smith Investor Plaintiffs and Trustmark shall file an agreed motion to (i) dismiss with prejudice without costs or attorneys’ fees the Smith Litigation in its entirety as to Trustmark and (ii) enter a final judgment as to Trustmark and all claims against it in the Smith Litigation. It being agreed that there would be no just reason for delay, if claims by the Smith Investor Plaintiffs against parties other than Trustmark remain pending in the Smith Litigation at the time the agreed motion is to be filed, the judgment that is requested by the agreed motion and required by this paragraph will be a final judgment under Federal Rule of Civil Procedure 54(b).
27.
Delivery of Settlement Amount: By the latest of (a) thirty (30) days after the Settlement Effective Date, (b) thirty (30) days after the order(s) dismissing with prejudice the Rotstain Litigation in its entirety as to Trustmark and granting a final judgment as to Trustmark and all claims against it are entered and such order(s) become Final, or (c) thirty (30) days after the order(s) dismissing with prejudice the Smith Litigation in its entirety and granting a final judgment as to Trustmark and all claims against it are entered and such order(s) become Final, Trustmark shall deliver or cause to be delivered the Settlement Amount to the Receiver by wire transfer in accordance with wire transfer instructions provided by the Receiver for purposes of receiving the payment.

IV.
Use and Management of Settlement Amount
28.
Management and Distribution of Settlement Amount: If and when the Settlement Amount is delivered to the Receiver pursuant to the terms of this Agreement, the Receiver shall receive and take custody of the Settlement Amount and shall maintain, manage, and distribute the Settlement Amount in accordance with the Distribution Plan and under the supervision and direction and with the approval of the Court. The Receiver shall be responsible for all Taxes, fees, and expenses that may be due with respect to the Settlement Amount or the management, use, administration, or distribution of the Settlement Amount.
29.
No Liability: Trustmark and the Trustmark Released Parties shall have no liability, obligation, or responsibility whatsoever with respect to the investment, management, use, administration, or distribution of the Settlement Amount or any portion thereof, including, but not limited to, the duties set forth in Paragraph 28 as well as the costs and expenses of such investment, management, use, administration, or distribution of the Settlement Amount, and any Taxes arising therefrom or relating thereto. Nothing in this Paragraph 29 shall alter Trustmark’s obligations to deliver the Settlement Amount to the Receiver pursuant to the terms of this Agreement.
V.
Motion for Scheduling Order, Bar Order, and Judgment and Bar Order and Form and Procedure for Notice
30.
Motion: On a date mutually acceptable to the Parties that is not more than twenty (20) days from the Agreement Date, unless otherwise agreed by the Parties in writing, via e-mail or otherwise, the Receiver and the Committee (“Movants”) shall submit to the Court a motion requesting entry of an order substantially in the form attached hereto as Exhibit E (the “Scheduling Order”) (a) preliminarily approving the Settlement; (b) approving the content and plan for publication and dissemination of Notice; (c) setting the date by which any objection to the Settlement or this Agreement must be filed; and (d) scheduling a Hearing to consider final approval of the Settlement and entry of the orders required by Paragraph 19 of this Agreement. With respect to the content and plan for publication and dissemination of Notice, Movants will propose that Notice in substantially the form attached hereto as Exhibit A be sent via electronic mail, first-class mail, or international delivery service to all Interested Parties; sent via electronic service to all counsel of record for any Person who is, at the time of Notice, a party in any case included in In re Stanford Entities Securities Litigation, MDL No. 2099 (N.D. Tex.) (the “MDL”), the SEC Action, or the Litigation who are deemed to have consented to electronic service through the CM/ECF System; sent via facsimile transmission and/or first class mail to any other counsel of record for any other Person who is, at the time of service, a party in any case included in the MDL, the SEC Action, or the Litigation; and posted on the websites of the Receiver and the Examiner along with complete copies of this Agreement and all filings with the Court relating to the Settlement, this Agreement, and approval of the Settlement. Movants will further propose that Notice in substantially the form attached hereto as Exhibit F be published once in the national edition of The Wall Street Journal and once in the international edition of The New York Times. In advance of filing the motion papers to accomplish the foregoing, Movants shall provide Trustmark with a reasonable opportunity to review and comment on such motion papers.
31.
Notice Preparation and Dissemination: The Receiver shall be solely responsible for the preparation and dissemination of the Notice pursuant to this Agreement and as directed by the Court. In the absence of intentional refusal by the Receiver to prepare and disseminate Notice pursuant to this Agreement or a court order, no Interested Party or any other Person shall have any recourse against the Receiver with respect to any claims that may arise from or relate to the Notice process. In the case of intentional refusal by the Receiver to prepare and disseminate Notice pursuant to this Agreement or a court order, Trustmark shall not have any claim against the

Receiver other than the ability to seek specific performance. The Parties do not intend to give any other Person any right or recourse against the Receiver in connection with the Notice process.
32.
No Recourse Against Trustmark: No Interested Party or any other Person shall have any recourse against Trustmark or the Trustmark Released Parties with respect to any claims that may arise from or relate to the Notice process.
33.
Motion Contents: In the motion papers referenced in Paragraph 30 above, Movants shall request that the Court, inter alia:
a.
approve the Settlement and its terms as set out in this Agreement;
b.
enter an order finding that this Agreement and the releases set forth herein are final and binding on the Parties;
c.
enter the Bar Order in the SEC Action in the form attached hereto as Exhibit B; and
d.
enter the Judgment and Bar Order in the Jackson Litigation in the form attached hereto as Exhibit C.
34.
Parties to Advocate: The Parties shall take all reasonable steps to advocate for and encourage the Court to approve the terms of this Agreement.
35.
No Challenge: No Party shall challenge the approval of the Settlement, and no Party will encourage or assist any Interested Party in challenging the Settlement.
VI.
Rescission If the Settlement Is Not Finally Approved or the Bar Order and Judgment and Bar Order Are Not Entered
36.
Right to Withdraw: The Parties represent and acknowledge that the following were necessary to the Committee’s, the Receiver’s, and Trustmark’s agreement to enter into this Settlement, are each an essential term of the Settlement and this Agreement, and that the Settlement would not have been reached in the absence of these terms: (a) court approval in both the SEC

Action and the Jackson Litigation of the Settlement and the terms of this Agreement without amendment or revision; (b) entry by the court in the SEC Action of the Bar Order in substantially the form attached hereto as Exhibit B; (c) entry by the Court in the Jackson Litigation of the Judgment and Bar Order in substantially the form attached hereto as Exhibit C; (d) entry in the Rotstain Litigation and the Smith Litigation of orders dismissing Trustmark and all claims against it with prejudice and a final judgment as to Trustmark in both cases; and (e) all such approvals, dismissals, and orders becoming Final pursuant to Paragraphs 7, 19, 25, and 26 of this Agreement. If the court in either the SEC Action or the Jackson Litigation refuses to provide the approvals described in Paragraph 36(a) or refuses to enter the bar orders described in Paragraphs 36(b) or (c) without material modification or limitation; or if the court in either the Rotstain Litigation or the Smith Litigation refuses to enter an order dismissing with prejudice all claims in those cases against Trustmark or refuses to enter a final judgment as to Trustmark and all claims against it as described in Paragraph 36(d); or if the final result of any appeal from the approvals, dismissals, orders, and final judgments described in Paragraphs 36(a), (b), (c), or (d) is that any of the approvals, dismissals, orders, or final judgments are not affirmed in their entirety and without material modification or limitation, then the Receiver, the Committee, and Trustmark each have the right to withdraw their agreement to the Settlement and to this Agreement by providing to all other Parties written notice of such withdrawal within fourteen (14) days of the order or judicial determination giving rise to the right to withdraw. The effective date of the withdrawal will be twenty-one (21) days after the notice of same, during which time the Parties agree to work together in good faith to attempt to negotiate an alternative settlement that either does not require court approval or that addresses the circumstances that led to the denial of the approval of this Settlement Agreement or the request for entry of required approvals and bar orders.

37.
In the event that any Party withdraws its agreement to the Settlement or this Agreement as allowed in Paragraph 36, this Agreement and any orders or judgments entered pursuant thereto—even if such orders or judgments have become Final—will be null and void and of no further effect whatsoever except as set forth in Paragraph 38, shall not be admissible in any ongoing or future proceedings for any purpose whatsoever other than to effectuate the terms of Paragraph 38, and shall not be the subject or basis for any claims or defenses by any Party against any other Party other than to enforce the surviving terms of this Agreement. If any Party withdraws from this Agreement pursuant to the terms of Paragraph 36, then each Party shall be returned to such Party’s respective position immediately prior to such Party’s execution of the Agreement except as set forth in the surviving terms of this Agreement listed in Paragraph 38.
38.
The Parties do not have the right to withdraw from, or otherwise terminate, the Agreement for any reason other than the reasons identified in Paragraph 36. The following paragraphs of this Agreement shall survive termination of the Agreement: 36, 37, 38, 49 and 50.
VII.
Distribution Plan
39.
Duties: The Receiver, with the approval and guidance of the Court, shall be solely responsible for preparing, filing a motion seeking approval of, and implementing the Distribution Plan including, without limitation, receiving, managing, and disbursing the Settlement Amount. The Receiver owes no duties to Trustmark or the Trustmark Released Parties in connection with the distribution of the Settlement Amount or the Distribution Plan except for Paragraph 40 of this Agreement (which duties are enforceable only by specific performance), and if the Receiver complies with all orders issued by the Court relating to the Distribution Plan neither Trustmark nor the Trustmark Released Parties may assert any claim or cause of action against the Receiver in connection with the distribution of the Settlement Amount or the Distribution Plan except for specific performance of Paragraph 40. In no event will the Receiver or the Receivership Estate be liable for damages or the payment or re-payment of funds of any kind as a result of any deficiency associated with the distribution of the Settlement Amount or the Distribution Plan.
40.
Distribution by Check: The Receiver must include the following statement, without alteration (except that additional releasees may be included if the Receiver includes in the distribution check funds from settlements with other releasees), on the reverse of all checks sent to Claimants pursuant to the Distribution Plan above where the endorser will sign:

BY ENDORSING THIS CHECK, I RELEASE ALL CLAIMS, KNOWN OR NOT, AGAINST TRUSTMARK NATIONAL BANK OR REPUBLIC NATIONAL BANK, AND THEIR EMPLOYEES (WHETHER CURRENT OR PAST), ARISING FROM OR RELATING TO STANFORD INTERNATIONAL BANK, LTD. OR ANY OF ITS RELATED ENTITIES AND ACCEPT THIS PAYMENT IN FULL SATISFACTION THEREOF.

41.
No Responsibility: Trustmark and the Trustmark Released Parties shall have no responsibility, obligation, duties, or liability whatsoever with respect to the terms, interpretation, or implementation of the Distribution Plan; the administration of the Settlement; the management, investment, or distribution of the Settlement Amount or any other funds paid or received in connection with the Settlement; the payment or withholding of Taxes that may be due or owing by the Receiver or any recipient of funds from the Settlement Amount; the determination, administration, calculation, review, or challenge of claims to the Settlement Amount, any portion of the Settlement Amount, or any other funds paid or received in connection with the Settlement or this Agreement; or any losses, attorneys’ fees, expenses, vendor payments, expert payments, or other costs incurred in connection with any of the foregoing matters. As of the Settlement Effective Date, the Plaintiffs, the Plaintiffs Released Parties, the Interested Parties, and all other individuals, Persons, or entities Plaintiffs represent or on whose behalf Plaintiffs have been empowered to act by any court fully, finally, and forever release, relinquish, and discharge Trustmark and the Trustmark Released Parties from any and all such responsibility, obligation, duties, and liability.
VIII.
Releases, Covenant Not to Sue, and Permanent Injunction
42.
Release of Trustmark Released Parties: As of the Settlement Effective Date, each of the Plaintiffs, including, without limitation, the Receiver on behalf of the Receivership Estate (including the Stanford Entities but not including the natural persons listed in Paragraph 20 of this Agreement), fully, finally, and forever release, relinquish, and discharge, with prejudice, all Settled Claims against Trustmark and the Trustmark Released Parties.
43.
Release of Plaintiffs Released Parties: As of the Settlement Effective Date, Trustmark fully, finally, and forever releases, relinquishes, and discharges, with prejudice, all Settled Claims against Plaintiffs Released Parties.
44.
No Release of Obligations Under Agreement: Notwithstanding anything to the contrary in this Agreement, the releases and covenants contained in this Agreement do not release the Parties’ rights and obligations under this Agreement or the Settlement, nor do they bar the Parties from enforcing or effectuating this Agreement or the Settlement.
45.
Covenant Not to Sue: Effective as of the Agreement Date, Plaintiffs covenant not to, directly or indirectly, or through a third party, institute, reinstitute, initiate, commence, maintain, continue, file, encourage, solicit, support, participate in, collaborate in, or otherwise prosecute against any of the Trustmark Released Parties any action, lawsuit, cause of action, claim, investigation, demand, complaint, or proceeding, whether individually, derivatively, on behalf of a class, as a member of a class, or in any other capacity whatsoever, concerning or relating to the Settled Claims, whether in a court or any other Forum. Effective as of the Agreement Date, Trustmark covenants not to, directly or indirectly, or through a third party, institute, reinstitute, initiate, commence, maintain, continue, file, encourage, solicit, support, participate in, collaborate in, or otherwise prosecute against any of the Plaintiffs Released Parties any action, lawsuit, cause of action, claim, investigation, demand, complaint, or proceeding, whether individually, derivatively, on behalf of a class, as a member of a class, or in any other capacity whatsoever, concerning or relating to the Settled Claims, whether in a court or any other Forum. Notwithstanding the foregoing, however, the Parties retain the right to sue for alleged breaches of this Agreement.
IX.
Representations and Warranties
46.
No Assignment, Encumbrance, or Transfer: The Plaintiffs, other than the Receiver, represent and warrant that they are the owners of the Settled Claims that they are releasing under this Agreement and that they have not, in whole or in part, assigned, encumbered, sold, pledged as security, or in any manner transferred or compromised any of the Settled Claims that they are releasing under this Agreement. The Receiver represents and warrants that he is the owner of the Settled Claims that he is releasing under this Agreement and that, other than assigning those Settled Claims against Trustmark that the Receiver transferred to the Committee, he has not, in whole or in part, assigned, encumbered, sold, pledged as security, or in any manner transferred or compromised any of the Settled Claims that he is releasing under this Agreement. Trustmark represents that it is the owner of the Settled Claims that it is releasing under this Agreement and that it has not, in whole or in part, assigned, encumbered, sold, pledged as security, or in any manner transferred or compromised any of the Settled Claims that it is releasing under this Agreement.
47.
Bar Order. The Parties represent and warrant to each other that, other than the Rotstain Litigation, the Jackson Litigation, and the Smith Litigation, they are not presently aware of (a) any undismissed or otherwise extant claim or action against any of the Trustmark Released Parties concerning (i) the Settled Claims, (ii) the wrongdoing of the Stanford Entities that was the subject of the Second Amended Complaint, or (b) any Person or entity intending to file such an action. The Parties further represent and warrant to each other that they are not aware of a current decision of the Fifth Circuit or United States Supreme Court invalidating the Bar Order or the Judgment and Bar Order.
48.
Authority: Each Person executing this Agreement or any related documents represents and warrants that he or she has the full authority to execute the documents on behalf of the entity each represents and that each has the authority to take appropriate action required or permitted to be taken pursuant to this Agreement to effectuate its terms. The Committee represents and warrants that the Committee has approved this Agreement in accordance with the by-laws of the Committee.
X.
No Admission of Fault or Wrongdoing
49.
The Settlement, this Agreement, and the negotiation thereof shall in no way constitute, be construed as, or be evidence of an admission or concession of any violation of any statute or law; of any fault, liability, or wrongdoing; or of any infirmity in the claims or defenses of the Parties with regard to any of the complaints, claims, allegations, or defenses asserted or that could have been asserted in the Litigation, or any other proceeding relating to any Settled Claim, or any other proceeding in any Forum. The Settlement and this Agreement are a resolution of disputed claims in order to avoid the risk and substantial expense of protracted litigation. The Settlement, this Agreement, and evidence thereof shall not be used, directly or indirectly, in any way, in the Litigation, the SEC Action, or in any other proceeding, other than to enforce the terms of the Settlement and this Agreement.
XI.
Confidentiality
50.
Confidentiality: Except as necessary to obtain Court approval of this Agreement, to provide the Notices as required by this Agreement, or to enforce the terms of the Settlement and this Agreement, the Parties and their counsel will keep confidential and shall not publish, communicate, or otherwise disclose, directly or indirectly, in any manner whatsoever, Confidential Information to any Person except that (i) a Party may disclose Confidential Information to a Person or entity to whom disclosure is required pursuant to law or regulation, but only after providing prompt notice to the other Parties; (ii) Trustmark shall be permitted to disclose to its own officers, shareholders, employees, affiliates, current and potential insurers, insurance brokers, regulators, rating agencies, lawyers, auditors or accountants, on a confidential or attorney-client basis, the Settlement, the Agreement, its terms, the amount of the Settlement, and information about the Settlement negotiations; and (iii) a Party may disclose Confidential Information to a Person or entity if the Party has obtained prior written consent from all other Parties. Notwithstanding anything else in this Agreement or otherwise, such consent may be transmitted by e-mail. Notwithstanding any provision to the contrary in the foregoing, the Parties agree that the Trustmark Released Parties may make disclosure regarding the Settlement and this Agreement in Forms 8-K, 10-K, and/or 10-Q filed with the SEC as well as conduct ancillary stakeholder communications, and they need not meet and confer with or provide notice to Plaintiffs before making such disclosure(s).
XII.
Non-Disparagement
51.
In connection with the Settlement and this Agreement, Plaintiffs and their counsel shall not make, disseminate, or publish any statement outside of Court, including a statement in the press, that would denigrate or embarrass the Trustmark Released Parties or that is otherwise negative or derogatory towards the Trustmark Released Parties. Nothing in this paragraph shall prevent the Receiver or his counsel from reporting the Receiver’s activities to the Court, the Examiner, or the SEC; from responding as necessary to inquiries from the Court or other governmental authorities; or from carrying out any of the Receiver’s duties under any order addressing the scope of the Receiver’s duties, including but not limited to the Second Amended Receivership Order (SEC Action, ECF No. 1130) or other order addressing the scope of the Receiver’s duties.
52.
In connection with the Settlement and this Agreement, Trustmark and its counsel shall not make, disseminate, or publish any statement outside of Court, including a statement in the press, which would denigrate or embarrass Plaintiffs. Nothing in this paragraph shall prevent Trustmark from reporting its activities to the Court; from responding as necessary to inquiries from the Court or other governmental authorities; from taking any step it believes, in its sole and absolute discretion, is necessary to enforce the Settlement or this Agreement; from responding to any request by Plaintiffs or any other Person for discovery from Trustmark in any other litigation related to the Stanford Entities or any subpoena or request for production; or from discussing the Settled Claims, the Settlement, and this Agreement with its own officers, shareholders, employees, affiliates, current and potential insurers, insurance brokers, regulators, rating agencies, lawyers, auditors or accountants.
XIII.
Miscellaneous
53.
Final and Complete Resolution: The Parties intend this Agreement and the Settlement to be and constitute a final, complete, and worldwide resolution of all matters and disputes between and among (1) the Plaintiffs Released Parties and the Interested Parties, on the one hand, and (2) the Trustmark Released Parties on the other hand, and this Agreement, including its exhibits, shall be interpreted as one document to effectuate this purpose. For the avoidance of doubt, Trustmark expressly acknowledges that the Release granted by Trustmark to the Plaintiffs Released Parties includes a release of all of Trustmark’s claims related to the funds that the Court ordered Trustmark to turn over to the Receiver on or about July 24, 2012, including any and all purported secured claims and the following identified claim numbers in the Receivership claims process: Stanford 1013301-1, Stanford 1015093-5, Stanford 1015229-6, Stanford 1015268-7, Stanford 1015270-9, Stanford 1015287-3, and Stanford 1015410-8.
54.
Binding Agreement: As of the Agreement Date, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, and assigns. No Party may assign any of its rights or obligations under this Agreement without the express written consent of the other Parties.
55.
Incorporation of Recitals: The Recitals (i.e. “whereas” clauses) contained in this Agreement are essential terms of this Agreement and are incorporated herein for all purposes.
56.
Disclaimer of Reliance: The Parties represent and acknowledge that in negotiating and entering into the Settlement and this Agreement they have not relied on, and have not been induced by, any representation, warranty, statement, estimate, communication, information, or lack thereof, of any nature whatsoever, whether written or oral, by, on behalf of, or concerning any Party, any agent of any Party, or otherwise, except as expressly set forth in this Agreement. To the contrary, each of the Parties affirmatively represents and acknowledges that the Party is relying solely on the express terms contained within this Agreement. The Parties have each consulted with legal counsel and advisors, have considered the advantages and disadvantages of entering into the Settlement and this Agreement, and have relied solely on their own judgment and the advice of their respective legal counsel in negotiating and entering into the Settlement and this Agreement.
57.
Third-Party Beneficiaries: This Agreement is not intended to and does not create rights enforceable by any Person other than the Parties (or their respective heirs, executors, administrators, successors, and assigns, as provided in Paragraph 54 of this Agreement), except that the Trustmark Released Parties and the Plaintiff Released Parties are third-party beneficiaries of and may enforce the release or covenant not to sue as it relates to said Person.

58.
Negotiation, Drafting, and Construction: The Parties agree and acknowledge that they each have reviewed and cooperated in the preparation of this Agreement, that no Party should or shall be deemed the drafter of this Agreement or any provision hereof, and that any rule, presumption, or burden of proof that would construe this Agreement, any ambiguity, or any other matter, against the drafter shall not apply and is waived. The Parties are entering into this Agreement freely, after good-faith, arm’s-length negotiation, with the advice of counsel, and in the absence of coercion, duress, and undue influence. The titles and headings in this Agreement are for convenience only, are not part of this Agreement, and shall not bear on the meaning of this Agreement. The words “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation.” The words “and” and “or” shall be interpreted broadly to have the most inclusive meaning, regardless of any conjunctive or disjunctive tense. Words in the masculine, feminine, or neuter gender shall include any gender. The singular shall include the plural and vice versa. “Any” shall be understood to include and encompass “all,” and “all” shall be understood to include and encompass “any.”
59.
Cooperation: The Parties agree to execute any additional documents reasonably necessary to finalize and carry out the terms of this Agreement. In the event a third party or any Person other than a Party at any time challenges any term of this Agreement or the Settlement, including the Bar Order and the Judgment and Bar Order, the Parties agree to cooperate with each other, including using reasonable efforts to make documents or personnel available as needed, to defend any such challenge. Further, the Parties shall reasonably cooperate to defend and enforce each of the orders required under Paragraph 19 of this Agreement.
60.
Notice: Any notices, documents, or correspondence of any nature required to be sent pursuant to this Agreement shall be transmitted by both e-mail and overnight delivery to the following recipients, and will be deemed transmitted upon receipt by the overnight delivery service.

If to Trustmark:

Trustmark National Bank

Attn: Michael A. King

Senior Vice President and General Counsel

P.O. Box 291

Jackson, MS 39205-0291

Telephone: (601) 208-5088

Facsimile: (601) 208-6424

Email: MKing@trustmark.com

and

Robin C. Gibbs

Gibbs & Bruns LLP

1100 Louisiana St., Suite 5300

Houston, Texas 77002

Telephone: (713) 650-8805

Facsimile: (713) 750-0903

E-mail: rgibbs@gibbsbruns.com

and

Ashley M. Kleber

Gibbs & Bruns LLP

1100 Louisiana St., Suite 5300

Houston, Texas 77002

Telephone: (713) 650-8805

Facsimile: (713) 750-0903

E-mail: akleber@gibbsbruns.com

If to Plaintiffs:

James R. Swanson

Fishman Haygood, L.L.P.

201 St. Charles Avenue, 46th Floor

New Orleans, Louisiana 70170-4600

T: (504) 586-5252

F: (504) 586-5250

jswanson@fishmanhaygood.com

and

Edward C. Snyder

Castillo Snyder, PC

One Riverwalk Place

700 N. St. Mary’s, Suite 405

San Antonio, Texas 78205

Telephone: 210-630-4200

Fax: 210-630-4210

E-mail: esnyder@casnlaw.com

and

John J. Little

John J. Little Law, PLLC

8150 N. Central Expressway, 10th Floor

Dallas, Texas 75206

Telephone: 214.989.4180

Cell: 214.573.2307

Fax: 214.367.6001

E-mail: john@johnlittlelaw.com

and

Ralph S. Janvey

2100 Ross Ave

Suite 2600

Dallas, TX 75201

E-mail: rjanvey@kjllp.com

and

Kevin Sadler

Baker Botts

1001 Page Mill Road

Building One, Suite 200

Palo Alto, California 94304-1007

E-mail: kevin.sadler@bakerbotts.com

Each Party shall provide notice of any change to the service information set forth above to all other Parties by the means set forth in this paragraph.

61.
Choice of Law: This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the choice-of-law principles of Texas or any other jurisdiction.
62.
Mandatory, Exclusive Forum Selection Clause: Any dispute, controversy, or claim arising out of or related to the Settlement or this Agreement, including breach, interpretation, effect, or validity of this Agreement, whether arising in contract, tort, or otherwise, shall be brought exclusively in the United States District Court for the Northern District of Texas. With respect only to any such action, the Parties irrevocably stipulate and consent to personal and subject matter jurisdiction and venue in such court, and waive any argument that such court is inconvenient, improper, or otherwise an inappropriate forum.
63.
United States Currency: All dollar amounts in this Agreement are expressed in United States dollars.
64.
Timing: If any deadline imposed by this Agreement falls on a non-business day, then the deadline is extended until the next business day.
65.
Waiver: The waiver by a Party of any breach of this Agreement by another Party shall not be deemed a waiver of any other prior or subsequent breach of this Agreement.
66.
Exhibits: The exhibits annexed to this Agreement are incorporated by reference as though fully set forth in and a part of this Agreement.
67.
Integration and Modification: This Agreement sets forth the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, communications, or lack thereof, whether oral or written, with respect to such subject matter. Neither this Agreement, nor any provision or term of this Agreement, may be amended, modified, revoked, supplemented, waived, or otherwise changed except by a writing signed by all of the Parties.
68.
Counterparts and Signatures: This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed an original but all of which taken together shall constitute one and the same instrument. A signature delivered by fax or other electronic means shall be deemed to be, and shall have the same binding effect as, a handwritten, original signature.

IN WITNESS HEREOF, the Parties have executed this Agreement signifying their agreement to the foregoing terms.

Ralph S. Janvey, in his capacity as the Receiver for the Stanford Receivership Estate

_________________________________

John J. Little, in his capacity as Examiner

________________________________

Official Stanford Investors Committee

_________________________________

By: John J. Little, Chairperson

_________________________________

Date: __________ Date: ___________ Date: ___________

Guthrie Abbott

by James R. Swanson, attorney-in-fact

_________________________________

Steven Queyrouze

by James R. Swanson, attorney-in-fact

_________________________________

Salim Estefenn Uribe

by James R. Swanson, attorney-in-fact

_________________________________

Sarah Elson-Rogers

by James R. Swanson, attorney-in-fact

_________________________________

Diana Suarez

by James R. Swanson, attorney-in-fact

_________________________________

Ruth Alfille de Penhos

by James R. Swanson, attorney-in-fact

_________________________________

The Smith Investor Plaintiffs

(as defined in the Agreement)

Fishman Haygood, L.L.P.

by James R. Swanson, attorney-in-fact

Trustmark National Bank

_________________________________

By: Michael A. King

Title: Senior Vice President and General Counsel

Date: __________ Date: __________ Date:____________ Date: __________ Date: __________ Date: __________ Date: __________ Date: __________

IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, v. STANFORD INTERNATIONAL BANK, LTD., et al., Defendants.	§ § § § § § § § § §	Civil Action No. 3:09-CV-0298-N

NOTICE OF SETTLEMENT AND BAR ORDER PROCEEDINGS

PLEASE TAKE NOTICE that Ralph S. Janvey, in his capacity as the Court-appointed Receiver for the Stanford Receivership Estate (the “Receiver”) and the Official Stanford Investors Committee (the “Committee”) (the Receiver and the Committee, collectively, the “Movants”), have reached an agreement (the “Settlement Agreement”) to settle all claims asserted or that could have been asserted against Trustmark National Bank (“Trustmark”) in Rotstain, et al. v. Trustmark National Bank, et al., Civil Action No. 4:22-cv-00800 (S.D. Tex.) (the “Rotstain Litigation”), Jackson, et al. v. Cox, et al., Civil Action No. 3:10-cv-00328-N (N.D. Tex.) (the “Jackson Litigation”), or Smith, et al. v. Independent Bank, et al., Civil Action No. 4:20-cv-00675 (S.D. Tex.) (the “Smith Litigation”) (the Rostain Litigation, the Jackson Litigation, and the Smith Litigation are referred to collectively herein as the “Litigation”).

PLEASE TAKE FURTHER NOTICE that the Movants have filed an Expedited Request for Entry of Scheduling Order and Motion to Approve Proposed Settlement with Trustmark, to Approve the Proposed Notice of Settlement with Trustmark, to Enter the Bar Order, and to Enter the Rule 54(b) Final Judgment and Bar Order (the “Motion”), filed in SEC v. Stanford Int’l Bank, Ltd., No. 3:09-cv-0298-N (N.D. Tex.) (the “SEC Action”). Copies of the Settlement Agreement,

Trustmark Settlement

Exhibit A

the Motion, and other supporting papers may be obtained from the Court’s docket in the SEC Action (ECF No. ____), and are also available on the websites of the Receiver (http://www.stanfordfinancialreceivership.com) and the Examiner (www.lpf-law.com/examiner-stanford-financial-group/). Copies of these documents may also be requested by email, by sending the request to Lara Richards at lrichards@fishmanhaygood.com; or by telephone, by calling (504) 586-5252. All capitalized terms not defined in this Notice of Settlement and Bar Order Proceedings are defined in the Settlement Agreement, attached as Exhibit 1 of the Appendix to the Motion.

PLEASE TAKE FURTHER NOTICE that the Motion requests that the Court approve the Settlement and enter a bar order permanently enjoining, among others, Interested Parties,1 including Stanford Investors,2 Plaintiffs,3 Claimants,4 and Joint Liquidators5 from pursuing Settled Claims,6 including claims you may possess, against Trustmark.

__________________________

1 “Interested Parties” means the Receiver; the Receivership Estate; the Committee; the members of the Committee; the Plaintiffs; the Stanford Investors; the Claimants; the Examiner; the Joint Liquidators; the Jackson Investor Plaintiffs; or any Person or Persons alleged by the Receiver, the Committee, or other Person or entity on behalf of the Receivership Estate to be liable to the Receivership Estate, whether or not a formal proceeding has been initiated.

2 “Stanford Investors” means customers of Stanford International Bank, Ltd. (“SIB”), who, as of February 16, 2009, had funds on deposit at SIB, and/or were holding certificates of deposit issued by SIB.

3 “Plaintiffs” means the Receiver, the Committee, the individual plaintiffs in the Rostain Litigation (Guthrie Abbott, Steven Queyrouze, Salim Estefenn Uribe, Sarah Elson-Rogers, Diana Suarez, and Ruth Alfille de Penhos), and each of the plaintiffs in the Smith Litigation.

4 “Claimants” means any Persons who have submitted a Claim to the Receiver or to the Joint Liquidators.

5 “Joint Liquidators” means Hugh Dickson and Mark McDonald, in their capacities as the joint liquidators appointed by the Eastern Caribbean Supreme Court in Antigua and Barbuda to take control of and manage the affairs and assets of SIB or any of their successors or predecessors.

6 “Settled Claim” generally means any action, cause of action, suit, liability, claim, right of action, right of levy or attachment, or demand whatsoever, whether or not currently asserted, known, suspected, existing, or discoverable, and whether based on federal law, state law, foreign law, common law, or otherwise, and whether based on contract, tort, statute, law, equity or otherwise, that a Releasor ever had, now has, or hereafter can, shall, or may

Trustmark Settlement

Exhibit A

PLEASE TAKE FURTHER NOTICE that the settlement amount is one hundred million U.S. dollars ($100,000,000.00) (the “Settlement Amount”). The Settlement Amount, less any fees and costs awarded by the Court to the attorneys for Plaintiffs and expenses paid by the Receiver (the “Net Settlement Amount”), will be deposited with and distributed by the Receiver pursuant to a Distribution Plan hereafter to be approved by the Court in the SEC Action (see subparagraph f below).

This matter may affect your rights and you may wish to consult an attorney.

The material terms of the Settlement Agreement include the following:

a)
Trustmark will pay $100 million, which will be deposited with the Receiver as required pursuant to the Settlement Agreement;
b)
Plaintiffs will fully release the Trustmark Released Parties7 from Settled Claims, e.g., claims arising from or relating to Robert Allen Stanford, the

________________________________

have, directly, representatively, derivatively, or in any other capacity, for, upon, arising from, relating to, or by reason of any matter, cause, or thing whatsoever, that, in full or in part, concerns, relates to, arises out of, or is in any manner connected with (i) the Stanford Entities; (ii) any CD, depository account, or investment of any type with any one or more of the Stanford Entities; (iii) Trustmark’s relationship with any one or more of the Stanford Entities and/or any of their personnel or any Person acting by, through, or in concert with any Stanford Entity; (iv) Trustmark’s or any of the Trustmark Released Parties’ provision of services to or for the benefit of or on behalf of any one or more of the Stanford Entities; or (v) any matter that was asserted in, could have been asserted in, or relates to the subject matter of the SEC Action, the Litigation, or any proceeding concerning any of the Stanford Entities pending or commenced in any Forum. “Settled Claims” specifically includes, without limitation, all claims each Releasor does not know or suspect to exist in his, her, or its favor at the time of release, which, if known by that Person, might have affected their decisions with respect to this Agreement and the Settlement (“Unknown Claims”). Each Releasor expressly waives, releases, and relinquishes any and all provisions, rights, and benefits conferred by any law or principle, in the United States or elsewhere, which governs or limits the release of unknown or unsuspected claims, including, without limitation, California Civil Code § 1542. See Paragraph 16 of the Settlement Agreement for a complete definition of Settled Claim. (ECF No. __.)

7 “Trustmark Released Parties” generally means Trustmark National Bank and all of its predecessor banks, including without limitation Republic National Bank, and, for each of the foregoing, all of their respective past and present subsidiaries, parents, predecessors, affiliates, related entities and divisions, and all of the foregoings’ respective past, present, and future successors, and all of their respective current and former partners, members, counsel, principals, participating principals, associates, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, staff, consultants, advisors, attorneys, accountants, lenders, insurers and reinsurers, representatives, successors and assigns, known or unknown, in their

Trustmark Settlement

Exhibit A

Stanford Entities,8 or any conduct by the Trustmark Released Parties relating to Robert Allen Stanford or the Stanford Entities, with prejudice;

c)
The Settlement Agreement seeks entry of a Judgment and Bar Order in the Jackson Litigation, and entry of a Bar Order in the SEC Action, each of which permanently enjoins, among others, Interested Parties, including all Stanford Investors, Investor Plaintiffs, and Claimants, from bringing, encouraging, assisting, continuing, or prosecuting, against Trustmark or any of the Trustmark Released Parties, the Litigation, or any action, lawsuit, cause of action, claim, investigation, demand, complaint, or proceeding of any nature, including, without limitation, contribution or indemnity claims, arising from or relating to a Settled Claim;
d)
The Committee and the Rotstain Investor Plaintiffs will fully and finally dismiss their claims against Trustmark in the Rotstain Litigation with prejudice. The Smith Investor Plaintiffs will fully and finally dismiss their claims against Trustmark in the Smith Litigation with prejudice.
e)
The Receiver will disseminate notice of the Settlement Agreement (i.e. this Notice) to Interested Parties, through one or more of the following: mail, email, international delivery, CM/ECF notification, facsimile transmission,

_____________________________

representative capacity or individual capacity. See Paragraph 22 of the Settlement Agreement for a complete definition of Trustmark Released Parties. (ECF No. __.)

8 “Stanford Entities” means Robert Allen Stanford; James M. Davis; Laura Pendergest-Holt; Gilbert Lopez; Mark Kuhrt; SIB; Stanford Group Company; Stanford Capital Management, LLC; Stanford Financial Group; the Stanford Financial Bldg Inc.; the entities listed in Exhibit D to the Settlement Agreement (ECF No. __); and any entity of any type that was owned, controlled by, or affiliated with Robert Allen Stanford, James M. Davis, Laura Pendergest-Holt, Gilbert Lopez, Mark Kuhrt, SIB, Stanford Group Company, Stanford Capital Management, LLC, Stanford Financial Group, or the Stanford Financial Bldg Inc., on or before February 16, 2009.

Trustmark Settlement

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and/or publication on the websites maintained by the Examiner (www.lpf-law.com/examiner-stanford-financial-group/) and the Receiver (http://www.stanfordfinancialreceivership.com);

f)
The Receiver will develop and submit to the Court for approval a plan for distributing the Net Settlement Amount (the “Distribution Plan”);
g)
Under the Distribution Plan, once approved, the Net Settlement Amount will be distributed by the Receiver, under the supervision of the Court, to Stanford Investors who have submitted Claims that have been allowed by the Receiver;
h)
Persons who accept funds from the Settlement Amount will, upon accepting the funds, fully release the Trustmark Released Parties from any and all Settled Claims; and
i)
The Litigation will be dismissed with prejudice as to Trustmark, with each party bearing its own costs and attorneys’ fees.

Attorneys for the Plaintiffs seek a fee award based upon 25% of the Settlement Amount, pursuant to 25% contingency fee agreements with the Plaintiffs. Twenty-Five percent of the net recovery from the Settlement is to be calculated but shall not exceed $25,000,000.00.

The final hearing on the Motion is set for [__________________] (the “Final Approval Hearing”). Any objection to the Settlement Agreement or its terms, the Motion, the Judgment and Bar Order, the Bar Order, or the request for approval of the Plaintiffs’ attorneys’ fees must be filed, in writing, with the Court in the SEC Action no later than [insert date of 21st day before Final Approval Hearing] with such written objection complying with the requirements of Paragraph 4 of the Scheduling Order (ECF No. __) in the SEC Action. Any objections not filed by this date will be deemed waived and will not be considered by the Court. Those wishing to appear and to

Trustmark Settlement

Exhibit A

orally present their written objections at the Final Approval Hearing must include a request to so appear within their written objections.

Trustmark Settlement

Exhibit A

FINAL BAR ORDER

Before the Court is the Expedited Request for Entry of Scheduling Order and Motion to Approve Proposed Settlement with Trustmark, to Approve the Proposed Notice of Settlement with Trustmark, to Enter the Bar Order, and to Enter Rule 54(b) Final Judgment and Bar Order (ECF No. ___, the “Motion”) filed by Ralph S. Janvey, in his capacity as the Court-appointed Receiver for the Stanford Receivership Estate (the “Receiver”), and the Court-appointed Official Stanford Investors Committee (the “Committee”), the latter being a plaintiff in Rotstain, et al. v. Trustmark National Bank, et al., Civil Action No. 4:22-cv-00800 (S.D. Tex.) (the “Rotstain Litigation”). The Motion concerns a proposed settlement (the “Settlement”) between and among, on the one hand, the Receiver, the Committee, each of the individual plaintiffs in the Rotstain Litigation (the “Rotstain Investor Plaintiffs”), each of the plaintiffs in Smith, et al. v. Independent Bank, et al., Civil Action No. 4-20-CV-00675 (S.D. Tex) (the “Smith Investor Plaintiffs” and the “Smith Litigation”), and on the other hand, Trustmark National Bank (“Trustmark”). The Receiver, the Committee, the Rotstain Investor Plaintiffs, and the Smith Investor Plaintiffs are collectively

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referred to as the “Plaintiffs.” Plaintiffs, on the one hand, and Trustmark, on the other hand, are referred to individually as a “Party” and together as the “Parties.” John J. Little signed the Settlement Agreement as chair of the Committee.1 Mr. Little, the Court-appointed Examiner (the “Examiner”), also signed the Settlement Agreement in his capacity as Examiner solely to evidence his support and approval of the Settlement and to confirm his obligation to post the Notice on his website; but Mr. Little as Examiner is not otherwise individually a party to the Settlement Agreement or any of the above-referenced litigation.

Following notice and a hearing, and having considered the filings and heard the arguments of counsel, the Motion is hereby GRANTED.

I. INTRODUCTION

This litigation as well as the Rotstain Litigation, the Smith Litigation, and Jackson, et al. v. Cox et al., Civil Action No. 3:10-cv-0328 (N.D. Tex.) (the “Jackson Litigation” brought by individual plaintiffs herein referred to collectively as the “Jackson Investor Plaintiffs”) arise from a series of events leading to the collapse of Stanford International Bank, Ltd. (“SIBL”) and other companies owned or controlled by Robert Allen Stanford (with SIBL, the “Stanford Entities”).2 On February 16, 2009, this Court appointed Ralph S. Janvey to be the Receiver for the Stanford Entities. (ECF No. 10). After years of investigation, the Plaintiffs believe that they have identified claims against a number of third parties, including Trustmark, which Plaintiffs allege enabled the Stanford Ponzi scheme. In the Rotstain Litigation, the plaintiffs assert claims against Trustmark and other defendants for (1) aiding, abetting, or participation in violations of the Texas Securities Act (“TSA”) and (2) aiding, abetting, or participation in breach of fiduciary

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1 The Settlement Agreement is attached as Exhibit 1 of the Appendix to the Motion (ECF No. ___).

2 All references in this Order to the Rotstain Litigation, the Smith Litigation, and the Jackson Litigation shall also apply to any actions severed from either of those cases.

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duty.3 In the Smith Litigation, the plaintiffs assert claims against Trustmark and other defendants for (1) aiding, abetting, or participation in a fraudulent scheme; (2) aiding, abetting, or participation in violations of the TSA; (3) aiding, abetting, or participation in breach of fiduciary duty; (4) aiding, abetting, or participation in conversion; and (5) civil conspiracy. In the Jackson Litigation, the plaintiffs assert claims against Trustmark and other defendants for (1) negligence, (2) breach of contract, (3) violations of Uniform Fiduciaries Law, (4) negligent misrepresentation, (5) detrimental reliance, (6) violations and/or aiding and abetting violations of the Louisiana Securities Act, (7) violations of the Louisiana Racketeering Act, and (8) conspiracy. Trustmark denies that it is liable under any of those claims and asserts numerous defenses to each of those claims.

Settlement negotiations occurred in 2022 and 2023. In these negotiations, potential victims of the Stanford Ponzi scheme were well-represented. The Committee—which the Court appointed to “represent[] in this case and related matters” the “customers of SIBL who, as of February 16, 2009, had funds on deposit at SIBL and/or were holding certificates of deposit issued by SIBL (the ‘Stanford Investors’)” (ECF No. 1149)—the Receiver, and the Examiner—who the Court appointed to advocate on behalf of “investors in any financial products, accounts, vehicles or ventures sponsored, promoted or sold by any Defendant in this action” (ECF No. 322)—all participated in these extensive, arm’s-length negotiations. On December 31, 2022, the

_________________________________

3 Originally, claims were also brought against Trustmark for (1) avoidance and recovery of fraudulent transfers under the Texas Uniform Fraudulent Transfer Act; (2) aiding, abetting, or participation in fraudulent transfers; (3) aiding, abetting, or participation in a fraudulent scheme; (4) aiding, abetting, or participation in conversion; and (5) civil conspiracy. Those claims were either dismissed by the MDL Court or abandoned by the plaintiffs over the course of the litigation. In addition, the plaintiffs in the Rotstain Litigation continue to bring a claim for avoidance and recovery of fraudulent transfers against certain defendants but not Trustmark.

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Parties reached an agreement in principle resulting in the Settlement. For a short time thereafter, the Parties continued negotiating in order to document the exact terms of the Settlement in the written Settlement Agreement.

Under the terms of the Settlement Agreement, Trustmark will pay $100 million (the “Settlement Amount”) to the Receivership Estate, which (less attorneys’ fees and expenses) will be distributed to Stanford Investors. In return, Trustmark is to obtain total peace with respect to all claims that have been, or could have been, asserted against Trustmark or any of the Trustmark Released Parties arising in any respect out of the events leading to these proceedings. Accordingly, the Settlement is conditioned on the Court’s approval and entry of this Final Bar Order enjoining Interested Parties and other Persons holding any potential claim against Trustmark relating to these proceedings from asserting or prosecuting claims against Trustmark or any of the Trustmark Released Parties.

On ____ __, 2023, the Receiver and the Committee (the “Movants”) filed the Motion. (ECF No. ____). The Court thereafter entered a Scheduling Order on ____ __, 2023. (ECF No. ____), which, inter alia, authorized the Receiver to provide notice of the Settlement, established a briefing schedule on the Motion, and set the date for a hearing. On ____ __, 2023, the Court held the scheduled hearing. For the reasons set forth herein, the Court finds that the terms of the Settlement Agreement are adequate, fair, reasonable, and equitable, and that the Settlement should be and is hereby APPROVED. The Court further finds that entry of this Final Bar Order is appropriate and necessary.

II. ORDER

It is hereby ORDERED, ADJUDGED, AND DECREED as follows:

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1.
Terms used in this Final Bar Order that are defined in the Settlement Agreement, unless expressly otherwise defined herein, have the same meaning as in the Settlement Agreement (which is deemed incorporated herein by reference).
2.
The Court has “broad powers and wide discretion to determine the appropriate relief in [this] equity receivership,” including the authority to enter the Final Bar Order. SEC v. Kaleta, 530 F. App’x 360, 362 (5th Cir. 2013) (internal quotations omitted); see also Zacarias v. Stanford Int’l Bank, Ltd., 945 F.3d 883, 897 (5th Cir. 2019) (receivership court authority includes entering “bar orders foreclosing suit against third-party defendants with whom the receiver is also engaged in litigation”). Moreover, the Court has jurisdiction over the subject matter of this action, and the Receiver and the Committee are proper parties to seek entry of this Final Bar Order.
3.
The Court finds that the methodology, form, content, and dissemination of the Notice (i) were implemented in accordance with the requirements of the Scheduling Order; (ii) constituted the best practicable notice; (iii) were reasonably calculated, under the circumstances, to apprise all Interested Parties of the Settlement, the releases and dismissals therein, and the injunctions provided for in this Final Bar Order as well as in the Rule 54(b) Final Judgment and Bar Order to be entered in the Jackson Litigation; (iv) were reasonably calculated, under the circumstances, to apprise all Interested Parties of the right to object to the Settlement, this Final Bar Order, and the Rule 54(b) Final Judgment and Bar Order to be entered in the Jackson Litigation as well as to appear at the final approval Hearing; (v) were reasonable and constituted due, adequate, and sufficient notice; (vi) met all applicable requirements of law, including, without limitation, the Federal Rules of Civil Procedure, the United States Constitution (including Due Process), and the Rules of the Court; and (vii) provided to all Persons a full and fair opportunity to be heard on these matters.

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4.
The Court finds that the Settlement, including without limitation, the Settlement Amount, was reached following an extensive investigation of the facts and resulted from vigorous, good faith, arm’s-length negotiations involving experienced and competent counsel. The Court further finds that (i) significant issues exist as to the merits and value of the claims asserted against Trustmark by Plaintiffs and by others whose potential claims are foreclosed by this Final Bar Order; (ii) such claims contain complex and novel issues of law and fact that would require a substantial amount of time and expense to litigate, with uncertainty regarding whether such claims would be successful; (iii) a significant risk exists that future litigation costs would dissipate Receivership Assets and that Plaintiffs and other persons who have submitted claims to the Receiver may not ultimately prevail on their claims; (iv) Plaintiffs and Claimants who have filed Claims with the Receiver will receive partial satisfaction of their claims from the Settlement Amount being paid pursuant to the Settlement; and (v) Trustmark would not have agreed to the terms of the Settlement in the absence of this Final Bar Order and the assurance of “total peace” with respect to all claims that have been, or could be, asserted by any Persons arising from any aspect of Trustmark’s relationship with the Stanford Entities. See SEC v. Kaleta, No. 4:09-3674, 2012 WL 401069, at *4 (S.D. Tex. Feb. 7, 2012), aff’d, 530 F. App’x 360 (5th Cir. 2013) (approving these factors for consideration in evaluating whether a settlement and bar order are sufficient, fair, and necessary). The injunction against such claims as set forth herein is, therefore, a necessary and appropriate order ancillary to the relief obtained for victims of the Stanford Ponzi scheme pursuant to the Settlement. See Kaleta, 530 F. App’x at 362 (affirming a bar order and injunction against investor claims as “ancillary relief” to a settlement in an SEC receivership proceeding). After careful consideration of the record and applicable law, the Court concludes

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that the Settlement is the best option for maximizing the net amount recoverable from Trustmark for the Receivership Estate, Plaintiffs, and the Claimants.
5.
Pursuant to the Settlement Agreement and upon motion by the Receiver, this Court will approve a Distribution Plan that will fairly and reasonably distribute the net proceeds of the Settlement to Stanford Investors who have Claims approved by the Receiver. The Court finds that the Receiver’s claims process and the Distribution Plan contemplated in the Settlement Agreement have been designed to ensure that all Stanford Investors have received an opportunity to pursue their Claims through the Receiver’s claims process previously approved by the Court. (ECF No. 1584).
6.
The Court further finds that the Parties and their counsel have at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.
7.
Accordingly, the Court finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of all Persons claiming an interest in, having authority over, or asserting a claim against Trustmark, the Stanford Entities, or the Receivership Estate, including but not limited to the Plaintiffs and the Interested Parties. The Court also finds that this Final Bar Order is a necessary component to achieve the Settlement. The Settlement, the terms of which are set forth in the Settlement Agreement, is hereby fully and finally approved. The Parties are directed to implement and consummate the Settlement in accordance with the terms and provisions of the Settlement Agreement and this Final Bar Order.
8.
Pursuant to the provisions of Paragraph 42 of the Settlement Agreement, as of the Settlement Effective Date, Trustmark and the Trustmark Released Parties shall be completely released, acquitted, and forever discharged from any action, cause of action, suit, liability, claim, right of action, right of levy or attachment, or demand whatsoever, whether or not currently

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asserted, known, suspected, existing, or discoverable, and whether based on federal law, state law, foreign law, common law, or otherwise, and whether based on contract, tort, statute, law, equity or otherwise, that the Plaintiffs, including without limitation the Receiver on behalf of the Receivership Estate (including the Stanford Entities); the Claimants; and the Persons, entities, and interests represented by those parties ever had, now has, or hereafter can, shall, or may have, directly, representatively, derivatively, or in any other capacity, for, upon, arising from, relating to, or by reason of any matter, cause, or thing whatsoever, that, in full or in part, concerns, relates to, arises out of, or is in any manner connected with (i) the Stanford Entities; (ii) any certificate of deposit, depository account, or investment of any type with any one or more of the Stanford Entities; (iii) Trustmark’s or any of the Trustmark Released Parties’ relationship with any one or more of the Stanford Entities and/or any of their personnel or any Person acting by, through, or in concert with any Stanford Entity; (iv) Trustmark’s or any of the Trustmark Released Parties’ provision of services to or for the benefit of or on behalf of any one or more of the Stanford Entities; or (v) any matter that was asserted in, could have been asserted in, or relates in any respect to the subject matter of this action, the Rotstain Litigation, the Smith Litigation, the Jackson Litigation, or any proceeding concerning any of the Stanford Entities pending or commenced in any Forum.
9.
Pursuant to the provisions of Paragraph 43 of the Settlement Agreement, as of the Settlement Effective Date, the Plaintiffs Released Parties shall be completely released, acquitted, and forever discharged from all Settled Claims by Trustmark.
10.
Notwithstanding anything to the contrary in this Final Bar Order, the foregoing releases do not release the Parties’ rights and obligations under the Settlement Agreement or bar the Parties from enforcing or effectuating the terms of the Settlement Agreement. Further, the foregoing releases do not bar or release any claims, including but not limited to the Settled Claims,

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that Trustmark may have against any Trustmark Released Party, including but not limited to Trustmark’s insurers, reinsurers, employees, and agents.
11.
The Court hereby permanently bars, restrains, and enjoins the Plaintiffs, the Claimants, the Interested Parties, and all other Persons or entities anywhere in the world, whether acting in concert with the foregoing or claiming by, through, or under the foregoing, or otherwise, all and individually, from directly, indirectly, or through a third party, instituting, reinstituting, intervening in, initiating, commencing, maintaining, continuing, filing, encouraging, soliciting, supporting, participating in, collaborating in, or otherwise prosecuting, against Trustmark or any of the Trustmark Released Parties any action, lawsuit, cause of action, claim, investigation, demand, levy, complaint, or proceeding of any nature in any Forum, including, without limitation, any court of first instance or any appellate court, whether individually, derivatively, on behalf of a class, as a member of a class, or in any other capacity whatsoever, that in any way relates to, is based upon, arises from, or is connected with the Stanford Entities; this case; the subject matter of this case, the Rotstain Litigation, the Smith Litigation, and/or the Jackson Litigation; or any Settled Claim. The foregoing specifically includes any claim, however denominated and whether brought in the Rotstain Litigation, the Smith Litigation, the Jackson Litigation, or any other Forum, seeking contribution, indemnity, damages, or other remedy where the alleged injury to such Person, entity, or Interested Party, or the claim asserted by such Person, entity, or Interested Party, is based upon such Person’s, entity’s, or Interested Party’s liability to any Plaintiff, Claimant, or Interested Party arising out of, relating to, or based in whole or in part upon money owed, demanded, requested, offered, paid, agreed to be paid, or required to be paid to any Plaintiff, Claimant, Interested Party, or other Person or entity, whether pursuant to a demand, judgment, claim, agreement, settlement or otherwise. Notwithstanding the foregoing, there shall be no bar of any claims, including but

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not limited to the Settled Claims, that Trustmark may have against any Trustmark Released Party, including but not limited to Trustmark’s insurers, reinsurers, employees, and agents. Further, the Parties retain the right to sue for alleged breaches of the Settlement Agreement.
12.
The releases and the covenants not to sue set forth in the Settlement Agreement, and the releases, bars, injunctions, and restraints set forth in this Final Bar Order, do not limit in any way the evidence that Plaintiffs may offer against the remaining defendants in the Rotstain Litigation or the Smith Litigation.
13.
Nothing in this Final Bar Order shall impair, affect, or be construed to impair or affect in any way whatsoever any right of any Person, entity, or Interested Party to (a) claim a credit or offset, however determined or quantified, if and to the extent provided by any applicable statute, code, or rule of law, against any judgment amount, based upon the Settlement or payment of the Settlement Amount; (b) designate a “responsible third party” or “settling person” under Chapter 33 of the Texas Civil Practice and Remedies Code; or (c) take discovery under applicable rules in litigation; provided for the avoidance of doubt that nothing in this paragraph shall be interpreted to permit or authorize any action or claim seeking to impose any liability of any kind (including but not limited to liability for contribution, indemnification or otherwise) upon Trustmark or any Trustmark Released Party.
14.
Trustmark and the Trustmark Released Parties have no responsibility, obligation, or liability whatsoever with respect to the content of the Notice; the notice process; the Distribution Plan; the implementation of the Distribution Plan; the administration of the Settlement; the management, investment, distribution, allocation, or other administration or oversight of the Settlement Amount, any other funds paid or received in connection with the Settlement, or any portion thereof; the payment or withholding of Taxes; the determination, administration,

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calculation, review, or challenge of claims to the Settlement Amount, any portion of the Settlement Amount, or any other funds paid or received in connection with the Settlement or the Settlement Agreement; or any losses, attorneys’ fees, expenses, vendor payments, expert payments, or other costs incurred in connection with any of the foregoing matters. No appeal, challenge, decision, or other matter concerning any subject set forth in this paragraph shall operate to terminate or cancel the Settlement, the Settlement Agreement, or this Final Bar Order.
15.
Nothing in this Final Bar Order or the Settlement Agreement and no aspect of the Settlement or negotiation thereof is or shall be construed to be an admission or concession of any violation of any statute or law; of any fault, liability, or wrongdoing; or of any infirmity in the claims or defenses of the Parties with regard to any of the complaints, claims, allegations, or defenses in the Rotstain Litigation, the Smith Litigation, the Jackson Litigation, or any other proceeding.
16.
The Committee, the Rotstain Investor Plaintiffs, and Trustmark are ordered to file the agreed motion to dismiss and motion for final judgment in the Rotstain Litigation as specified in Paragraph 25 of the Settlement Agreement by the deadline set forth in that paragraph. The Smith Investor Plaintiffs and Trustmark are ordered to file the agreed motion to dismiss and motion for final judgment in the Smith Litigation as specified in Paragraph 26 of the Settlement Agreement by the deadline set forth in that paragraph. Trustmark is hereby ordered to deliver or cause to be delivered the Settlement Amount ($100 million) pursuant to the terms of and subject to the conditions of the Settlement Agreement. Further, the Parties are ordered to act in conformity with all other provisions of the Settlement Agreement.
17.
Without in any way affecting the finality of this Final Bar Order, the Court retains continuing and exclusive jurisdiction over the Parties for purposes of, among other things, the

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administration, interpretation, consummation, and enforcement of the Settlement, the Settlement Agreement, the Scheduling Order, and this Final Bar Order, including without limitation, the injunctions, bar orders, and releases herein, and to enter orders concerning implementation of the Settlement, the Settlement Agreement, the Distribution Plan, and any payment of attorneys’ fees and expenses to Plaintiffs’ counsel.
18.
The Court expressly finds and determines, pursuant to Federal Rule of Civil Procedure 54(b), that there is no just reason for any delay in the entry of this Final Bar Order, which is both final and appealable, and immediate entry by the Clerk of the Court is expressly directed.
19.
This Final Bar Order shall be served by counsel for the Plaintiffs, via email, first class mail or international delivery service, on any person or entity that filed an objection to approval of the Settlement, the Settlement Agreement, or this Final Bar Order.
20.
This is a final Rule 54(b) judgment. The Clerk of the Court is directed to enter Judgment as to Trustmark in conformity herewith.

Signed on ____________________

__________________________________

DAVID C. GODBEY

UNITED STATES DISTRICT JUDGE

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RULE 54(B) FINAL JUDGMENT AND BAR ORDER

Before the Court is the Expedited Request for Entry of Scheduling Order and Motion to Approve Proposed Settlement with Trustmark, to Approve the Proposed Notice of Settlement with Trustmark, to Enter the Bar Order, and to Enter Rule 54(b) Final Judgment and Bar Order (ECF No. ___, the “Motion”) filed by Ralph S. Janvey, in his capacity as the Court-appointed Receiver for the Stanford Receivership Estate (the “Receiver”), and the Court-appointed Official Stanford Investors Committee (the “Committee”), the latter being a plaintiff in Rotstain, et al. v. Trustmark National Bank, et al., Civil Action No. 4:22-cv-00800 (S.D. Tex.) (the “Rotstain Litigation”). The Motion concerns a proposed settlement (the “Settlement”) between and among, on the one hand, the Receiver, the Committee, each of the individual plaintiffs in the Rotstain Litigation (the “Rotstain Investor Plaintiffs”), each of the plaintiffs in Smith, et al. v. Independent Bank, et al., Civil Action No. 4-20-CV-00675 (S.D. Tex) (the “Smith Investor Plaintiffs” and the “Smith Litigation”), and on the other hand, Trustmark National Bank (“Trustmark”). The Receiver, the Committee, the Rotstain Investor Plaintiffs, and the Smith Investor Plaintiffs are collectively referred to as the “Plaintiffs.” Plaintiffs, on the one hand, and Trustmark, on the other hand, are

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referred to individually as a “Party” and together as the “Parties.” John J. Little signed the Settlement Agreement as chair of the Committee.1 Mr. Little, the Court-appointed Examiner (the “Examiner”), also signed the Settlement Agreement in his capacity as Examiner solely to evidence his support and approval of the Settlement and to confirm his obligation to post the Notice on his website; but Mr. Little as Examiner is not otherwise individually a party to the Settlement Agreement or any of the above-referenced litigation.

Following notice and a hearing, and having considered the filings and heard the arguments of counsel, the Motion is hereby GRANTED.

I. INTRODUCTION

This litigation (the “Jackson Litigation” brought by individual plaintiffs herein referred to collectively as the “Jackson Investor Plaintiffs”) as well as the Rotstain Litigation, the Smith Litigation, and SEC v. SIBL, et al., Civil Action No. 3:09-cv-0298-N (N.D. Tex.) (the “SEC Action”) arise from a series of events leading to the collapse of Stanford International Bank, Ltd. (“SIBL”) and other companies owned or controlled by Robert Allen Stanford (with SIBL, the “Stanford Entities”).2 On February 16, 2009, this Court appointed Ralph S. Janvey to be the Receiver for the Stanford Entities. (ECF No. 10). After years of investigation, the Plaintiffs believe that they have identified claims against a number of third parties, including Trustmark, which Plaintiffs allege enabled the Stanford Ponzi scheme. In the Jackson Litigation, the plaintiffs assert claims against Trustmark and other defendants for (1) negligence, (2) breach of

___________________________________

1 The Settlement Agreement is attached as Exhibit 1 of the Appendix to the Motion (ECF No. ___).

2 The Plaintiffs’ Petition in the Jackson Litigation incorrectly names Trustmark as “Trust National Bank.” For the avoidance of confusion, this Rule 54(b) Final Judgment and Bar Order applies to Trustmark even as incorrectly named by Plaintiffs.

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contract, (3) violations of Uniform Fiduciaries Law, (4) negligent misrepresentation, (5) detrimental reliance, (6) violations and/or aiding and abetting violations of the Louisiana Securities Act, (7) violations of the Louisiana Racketeering Act, and (8) conspiracy. In the Rotstain Litigation, the plaintiffs assert claims against Trustmark and other defendants for (1) aiding, abetting, or participation in violations of the Texas Securities Act (“TSA”) and (2) aiding, abetting, or participation in breach of fiduciary duty.3 In the Smith Litigation, the plaintiffs assert claims against Trustmark and other defendants for (1) aiding, abetting, or participation in a fraudulent scheme; (2) aiding, abetting, or participation in violations of the TSA; (3) aiding, abetting, or participation in breach of fiduciary duty; (4) aiding, abetting, or participation in conversion; and (5) civil conspiracy. Trustmark denies that it is liable under any of those claims and asserts numerous defenses to each of those claims.

Settlement negotiations occurred in 2022 and 2023. In these negotiations, potential victims of the Stanford Ponzi scheme were well-represented. The Committee—which the Court appointed to “represent[] in this case and related matters” the “customers of SIBL who, as of February 16, 2009, had funds on deposit at SIBL and/or were holding certificates of deposit issued by SIBL (the ‘Stanford Investors’)” (ECF No. 1149)—the Receiver, and the Examiner—who the Court appointed to advocate on behalf of “investors in any financial products, accounts, vehicles or ventures sponsored, promoted or sold by any Defendant in this action” (ECF No. 322)—all participated in these extensive, arm’s-length negotiations. On December 31, 2022, the

___________________________________

3 Originally, claims were also brought against Trustmark for (1) avoidance and recovery of fraudulent transfers under the Texas Uniform Fraudulent Transfer Act; (2) aiding, abetting, or participation in fraudulent transfers; (3) aiding, abetting, or participation in a fraudulent scheme; (4) aiding, abetting, or participation in conversion; and (5) civil conspiracy. Those claims were either dismissed by the MDL Court or abandoned by the plaintiffs over the course of the litigation. In addition, the plaintiffs in the Rotstain Litigation continue to bring a claim for avoidance and recovery of fraudulent transfers against certain defendants but not Trustmark.

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Parties reached an agreement in principle resulting in the Settlement. For a short time thereafter, the Parties continued negotiating in order to document the exact terms of the Settlement in the written Settlement Agreement.

Under the terms of the Settlement Agreement, Trustmark will pay $100 million (the “Settlement Amount”) to the Receivership Estate, which (less attorneys’ fees and expenses) will be distributed to Stanford Investors. In return, Trustmark is to obtain total peace with respect to all claims that have been, or could have been, asserted against Trustmark or any of the Trustmark Released Parties arising in any respect out of the events leading to these proceedings. Accordingly, the Settlement is conditioned on the Court’s approval and entry of this Rule 54(b) Final Judgment and Bar Order enjoining the Jackson Investor Plaintiffs and other Persons holding any potential claim against Trustmark relating to these proceedings from asserting or prosecuting claims against Trustmark or any of the Trustmark Released Parties.

On ____ __, 2023, the Receiver and the Committee (the “Movants”) filed the Motion. (ECF No. ____). The Court thereafter entered a Scheduling Order on ____ __, 2023. (ECF No. ____), which, inter alia, authorized the Receiver to provide notice of the Settlement, established a briefing schedule on the Motion, and set the date for a hearing. On ____ __, 2023, the Court held the scheduled hearing. For the reasons set forth herein, the Court finds that the terms of the Settlement Agreement are adequate, fair, reasonable, and equitable, and that the Settlement should be and is hereby APPROVED. The Court further finds that entry of this Rule 54(b) Final Judgment and Bar Order is appropriate and necessary.

II. ORDER

It is hereby ORDERED, ADJUDGED, AND DECREED as follows:

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1.
Terms used in this Rule 54(b) Final Judgment and Bar Order that are defined in the Settlement Agreement, unless expressly otherwise defined herein, have the same meaning as in the Settlement Agreement (which is deemed incorporated herein by reference).
2.
The Court has “broad powers and wide discretion to determine the appropriate relief in [this] equity receivership,” including the authority to enter the Rule 54(b) Final Judgment and Bar Order. SEC v. Kaleta, 530 F. App’x 360, 362 (5th Cir. 2013) (internal quotations omitted); see also Zacarias v. Stanford Int’l Bank, Ltd., 945 F.3d 883, 897 (5th Cir. 2019) (receivership court authority includes entering “bar orders foreclosing suit against third-party defendants with whom the receiver is also engaged in litigation”). Moreover, the Court has jurisdiction over the subject matter of this action, and the the Receiver and the Committee are proper parties to seek entry of this Rule 54(b) Final Judgment and Bar Order.
3.
The Court finds that the methodology, form, content, and dissemination of the Notice (i) were implemented in accordance with the requirements of the Scheduling Order; (ii) constituted the best practicable notice; (iii) were reasonably calculated, under the circumstances, to apprise all Interested Parties of the Settlement, the releases and dismissals therein, and the injunctions provided for in this Rule 54(b) Final Judgment and Bar Order as well as the Final Bar Order to be entered in the SEC Action; (iv) were reasonably calculated, under the circumstances, to apprise all Interested Parties of the right to object to the Settlement, the Final Bar Order, and this Rule 54(b) Final Judgment and Bar Order as well as to appear at the final approval Hearing; (v) were reasonable and constituted due, adequate, and sufficient notice; (vi) met all applicable requirements of law, including, without limitation, the Federal Rules of Civil Procedure, the United States Constitution (including Due Process), and the Rules of the Court; and (vii) provided to all Persons a full and fair opportunity to be heard on these matters.

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EXHIBIT C

4.
The Court finds that the Settlement, including without limitation, the Settlement Amount, was reached following an extensive investigation of the facts and resulted from vigorous, good faith, arm’s-length negotiations involving experienced and competent counsel. The Court further finds that (i) significant issues exist as to the merits and value of the claims asserted against Trustmark by the Jackson Plaintiffs and by others whose potential claims are foreclosed by this Rule 54(b) Final Judgment and Bar Order; (ii) such claims contain complex and novel issues of law and fact that would require a substantial amount of time and expense to litigate, with uncertainty regarding whether such claims would be successful; (iii) a significant risk exists that future litigation costs would dissipate Receivership Assets and that Plaintiffs and other persons who have submitted claims to the Receiver may not ultimately prevail on their claims; (iv) Plaintiffs and Claimants who have filed Claims with the Receiver will receive partial satisfaction of their claims from the Settlement Amount being paid pursuant to the Settlement; and (v) Trustmark would not have agreed to the terms of the Settlement in the absence of this Rule 54(b) Final Judgment and Bar Order and the assurance of “total peace” with respect to all claims that have been, or could be, asserted by any Persons arising from any aspect of Trustmark’s relationship with the Stanford Entities. See SEC v. Kaleta, No. 4:09-3674, 2012 WL 401069, at *4 (S.D. Tex. Feb. 7, 2012), aff’d, 530 F. App’x 360 (5th Cir. 2013) (approving these factors for consideration in evaluating whether a settlement and bar order are sufficient, fair, and necessary). The injunction against such claims as set forth herein is, therefore, a necessary and appropriate order ancillary to the relief obtained for victims of the Stanford Ponzi scheme pursuant to the Settlement. See Kaleta, 530 F. App’x at 362 (affirming a bar order and injunction against investor claims as “ancillary relief” to a settlement in an SEC receivership proceeding). After careful consideration of the record and applicable law, the Court concludes that the Settlement is the best option for

Rule 54(B) Final Judgment and Bar Order 6

EXHIBIT C

maximizing the net amount recoverable from Trustmark for the Receivership Estate, Plaintiffs, and the Claimants (including the Jackson Investor Plaintiffs).
5.
The Court finds that the Parties and their counsel have at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.
6.
Accordingly, the Court finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of all Persons claiming an interest in, having authority over, or asserting a claim against Trustmark, the Stanford Entities, or the Receivership Estate, including but not limited to the Plaintiffs, the Interested Parties, and the Jackson Investor Plaintiffs. The Court also finds that this Rule 54(b) Final Judgment and Bar Order is a necessary component to achieve the Settlement. The Settlement, the terms of which are set forth in the Settlement Agreement, is hereby fully and finally approved. The Parties are directed to implement and consummate the Settlement in accordance with the terms and provisions of the Settlement Agreement and this Rule 54(b) Final Judgment and Bar Order.
7.
The Court hereby permanently bars, restrains, and enjoins the Jackson Investor Plaintiffs, all and individually, from directly, indirectly, or through a third party, instituting, reinstituting, intervening in, initiating, commencing, maintaining, continuing, filing, encouraging, soliciting, supporting, participating in, collaborating in, or otherwise prosecuting, against Trustmark or any of the Trustmark Released Parties any action (including without limitation the Jackson Litigation), lawsuit, cause of action, claim, investigation, demand, levy, complaint, or proceeding of any nature in any Forum, including, without limitation, any court of first instance or any appellate court, whether individually, derivatively, on behalf of a class, as a member of a class, or in any other capacity whatsoever, that in any way relates to, is based upon, arises from, or is connected with the Stanford Entities; this case; the subject matter of this case, the Rotstain

Rule 54(B) Final Judgment and Bar Order 7

EXHIBIT C

Litigation, the Smith Litigation, and/or the SEC Action; or any Settled Claim. The foregoing specifically includes any claim, however denominated and whether brought in the Jackson Litigation or any other Forum, seeking contribution, indemnity, damages, or other remedy where the alleged injury to such Person, entity, or Interested Party, or the claim asserted by such Person, entity, or Interested Party, is based upon such Person’s, entity’s, or Interested Party’s liability to any Plaintiff, Claimant, or Interested Party arising out of, relating to, or based in whole or in part upon money owed, demanded, requested, offered, paid, agreed to be paid, or required to be paid to any Plaintiff, Claimant, Interested Party, or other Person or entity, whether pursuant to a demand, judgment, claim, agreement, settlement or otherwise. Notwithstanding the foregoing, there shall be no bar of any claims, including but not limited to the Settled Claims, that Trustmark may have against any Trustmark Released Party, including but not limited to Trustmark’s insurers, reinsurers, employees, and agents. Further, the Parties retain the right to sue for alleged breaches of the Settlement Agreement.
8.
The releases and the covenants not to sue set forth in the Settlement Agreement, and the releases, bars, injunctions, and restraints set forth in this Rule 54(b) Final Judgment and Bar Order, do not limit in any way the evidence that the Jackson Investor Plaintiffs may offer against the remaining defendants in the Jackson Litigation.
9.
Nothing in this Rule 54(b) Final Judgment and Bar Order shall impair, affect, or be construed to impair or affect in any way whatsoever any right of any Person, entity, or Interested Party to (a) claim a credit or offset, however determined or quantified, if and to the extent provided by any applicable statute, code, or rule of law, against any judgment amount, based upon the Settlement or payment of the Settlement Amount; (b) designate a “responsible third party” or “settling person” under Chapter 33 of the Texas Civil Practice and Remedies Code; or (c) take

Rule 54(B) Final Judgment and Bar Order 8

EXHIBIT C

discovery under applicable rules in litigation; provided for the avoidance of doubt that nothing in this paragraph shall be interpreted to permit or authorize any action or claim seeking to impose any liability of any kind (including but not limited to liability for contribution, indemnification or otherwise) upon Trustmark or any Trustmark Released Party.
10.
Nothing in this Rule 54(b) Final Judgment and Bar Order or the Settlement Agreement and no aspect of the Settlement or negotiation thereof is or shall be construed to be an admission or concession of any violation of any statute or law; of any fault, liability, or wrongdoing; or of any infirmity in the claims or defenses of the Parties with regard to any of the complaints, claims, allegations, or defenses in the Rotstain Litigation, the Smith Litigation, the Jackson Litigation, or any other proceeding.
11.
Without in any way affecting the finality of this Rule 54(b) Final Judgment and Bar Order, the Court retains continuing and exclusive jurisdiction over the Parties for purposes of, among other things, the administration, interpretation, consummation, and enforcement of the Settlement, the Settlement Agreement, the Scheduling Order, and this Rule 54(b) Final Judgment and Bar Order, including without limitation, the injunctions, bar orders, and releases herein, and to enter orders concerning implementation of the Settlement and the Settlement Agreement.
12.
The Court expressly finds and determines, pursuant to Federal Rule of Civil Procedure 54(b), that there is no just reason for any delay in the entry of this Rule 54(b) Final Judgment and Bar Order, which is both final and appealable, and immediate entry by the Clerk of the Court is expressly directed.
13.
This Rule 54(b) Final Judgment and Bar Order shall be served by counsel for the Plaintiffs, via email, first class mail or international delivery service, on any person or entity that

Rule 54(B) Final Judgment and Bar Order 9

EXHIBIT C

filed an objection to approval of the Settlement, the Settlement Agreement, or this Rule 54(b) Final Judgment and Bar Order.
14.
This is a final Rule 54(b) judgment. The Clerk of the Court is directed to enter Judgment as to Trustmark in conformity herewith.

Signed on ____________________

__________________________________

DAVID C. GODBEY

UNITED STATES DISTRICT JUDGE

Rule 54(B) Final Judgment and Bar Order 10

EXHIBIT C

Receivership Entities

16NE Huntington, LLC	International Fixed Income Stanford Fund, Ltd.
20/20 Ltd.	The Island Club, LLC
Antigua Athletic Club Limited	The Islands Club, Ltd.
The Antigua Sun Limited	JS Development, LLC
Apartment Household, Inc.	Maiden Island Holdings Ltd.
Asian Village Antigua Limited	Miller Golf Company, L.L.C.
Bank of Antigua Limited	Parque Cristal Ltd.
Boardwalk Revitalization, LLC	Pelican Island Properties Limited
Buckingham Investments A.V.V.	Pershore Investments S.A.
Caribbean Aircraft Leasing (BVI) Limited	Polygon Commodities A.V.V.
Caribbean Airlines Services Limited	Porpoise Industries Limited
Caribbean Airlines Services, Inc.	Productos y Servicios Stanford, C.A.
Caribbean Star Airlines Holdings Limited	R. Allen Stanford, LLC
Caribbean Star Airlines Limited	Robust Eagle Limited
Caribbean Sun Airlines Holdings, Inc.	Sea Eagle Limited
Casuarina 20 LLC	Sea Hare Limited
Christiansted Downtown Holdings, LLC	SFG Majestic Holdings, LLC
Crayford Limited	SG Ltd.
Cuckfield Investments Limited	SGV Asesores C.A.
Datcom Resources, Inc.	SGV Ltd.
Devinhouse, Ltd.	Stanford 20*20, LLC
Deygart Holdings Limited	Stanford 20/20 Inc.

Trustmark Settlement

Exhibit D

Foreign Corporate Holdings Limited	Stanford Acquisition Corporation
Guardian International Investment Services No. One, Inc.	Stanford Aerospace Limited
Guardian International Investment Services No. Three, Inc.	Stanford Agency, Ltd. [Louisiana][i]
Guardian International Investment Services No. Two, Inc.	Stanford Agency, Inc. [Texas]
Guardian One, Ltd.	Stanford Agresiva S.A. de C.V.
Guardian Three, Ltd.	Stanford Aircraft, LLC
Guardian Two, Ltd.	Stanford American Samoa Holding Limited
Guiana Island Holdings Limited	Stanford Aviation 5555, LLC
Harbor Key Corp.	Stanford Aviation II, LLC
Harbor Key Corp. II	Stanford Aviation III, LLC
Idea Advertising Group, Inc.	Stanford Aviation Limited
Stanford Bank Holdings Limited	Stanford Aviation LLC
Stanford Bank, S.A. Banco Comercial	Stanford Bank (Panama), S.A.ii
Stanford Capital Management, LLC	Stanford Galleria Buildings Management, LLC
Stanford Caribbean Investments, LLC	Stanford Gallows Bay Holdings, LLC
Stanford Caribbean Regional Management Holdings, LLC	Stanford Global Advisory, LLC
Stanford Caribbean, LLC	Stanford Group (Antigua) Limited
Stanford Casa de Valores, S.A.	Stanford Group (Suisse) AG
Stanford Cobertura, S.A. de C.V.	Stanford Group Aruba, N.V.
Stanford Coins & Bullion, Inc.	Stanford Group Bolivia
The Stanford Condominium Owners’ Association, Inc.	Stanford Group Casa de Valores, S.A.

Trustmark Settlement

Exhibit D

Stanford Corporate Holdings International, Inc.	Stanford Group Company
Stanford Corporate Services (BVI) Limited	Stanford Group Company Limited
Stanford Corporate Services (Venezuela), C.A.	Stanford Group Holdings, Inc.
Stanford Corporate Services, Inc.	Stanford Group Mexico, S.A. de C.V.
Stanford Corporate Ventures (BVI) Limited	Stanford Group Peru, S.A., Sociedad Agente de Bolsa
Stanford Corporate Ventures, LLC	Stanford Group Venezuela Asesores de Inversion, C.A.
Stanford Crecimiento Balanceado, S.A. de C.V.	Stanford Group Venezuela, C.A.
Stanford Crecimiento, S.A. de C.V.	Stanford Holdings Venezuela, C.A.
Stanford Development Company (Grenada) Ltd.	Stanford International Bank Holdings Limited
Stanford Development Company Limited	Stanford International Bank Limited
Stanford Development Corporation	Stanford International Holdings (Panama) S.A.
Stanford Eagle, LLC	Stanford International Management Ltd.
Stanford Family Office, LLC	Stanford International Resort Holdings, LLC
The Stanford Financial Group Building, Inc.	Stanford Investment Advisory Services, Inc.
Stanford Financial Group Company	Stanford Leasing Company, Inc.
Stanford Financial Group Global Management, LLC	Stanford Management Holdings, Ltd.
Stanford Financial Group (Holdings) Limited	Stanford Real Estate Acquisition, LLC
Stanford Financial Group Limited	Stanford S.A. Comisionista de Bolsa
Stanford Financial Group Ltd.	Stanford Services Ecuador, S.A.
Stanford Financial Partners Advisors, LLC	Stanford South Shore Holdings, LLC

Trustmark Settlement

Exhibit D

Stanford Financial Partners Holdings, LLC	Stanford Sports & Entertainment Holdings, LLC
Stanford Financial Partners Securities, LLC	Stanford St. Croix Marina Operations, LLC
Stanford Financial Partners, Inc.	Stanford St. Croix Resort Holdings, LLC
Stanford Fondos, S.A. de C.V.	Stanford St. Croix Security, LLC
The Stanford Galleria Buildings, LP	Stanford Trust Company
Stanford Trust Holdings Limited	Stanford Trust Company Administradora de Fondos y Fideicomisos S.A.
Stanford Venture Capital Holdings, Inc.	Stanford Trust Company Limited
The Sticky Wicket Limited	Torre Oeste Ltd.
Sun Printing & Publishing Limited	Torre Senza Nome Venezuela, C.A.
Sun Printing Limited	Trail Partners, LLC
Stanford Puerto Rico, Inc	Two Islands One Club (Grenada) Ltd.

Stanford Latin America LLC

Stanford Casa de Valores Panama

Stanford Group Venezuela a/k/a Stanford Group Venezuela C.A.

Stanford Bank Venezuela

Stanford Trust Company Limited d/b/a Stanford Fiduciary Investment Services

Stanford Advisory Board

Two Islands One Club (Antigua) Ltd.

Stanford Caribbean Investment Partners, LP

Stanford Caribbean Advisors

Stanford Group Panama a/k/a Stanford Bank Panama

Two Islands One Club Holdings Ltd.

Stanford Financial Group Services, LLC

Stanford Group Columbia a/k/a Stanford Bolsa Y Banca

Guardian International Bank Ltd.

Guardian Trust Company

Guardian Development Corporation

Guardian International Investment Services

Casuarina Holdings, Inc.

Stanford Caribbean Investment Fund

Stanford Caribbean Investment Fund I, LP

Trustmark Settlement

Exhibit D

_______________________________________

i Locations in brackets are included to differentiate between legal entities with the same name but different locations or other identifying information.

ii Locations in parentheses are included in the legal name of an entity or other identifying information.

Trustmark Settlement

Exhibit D

IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, v. STANFORD INTERNATIONAL BANK, LTD., et al., Defendants.	§ § § § § § § § § §	Civil Action No. 3:09-CV-0298-N

SCHEDULING ORDER

This matter is before the Court on the Expedited Request for Entry of Scheduling Order and Motion to Approve Proposed Settlement with Trustmark, to Approve the Proposed Notice of Settlement with Trustmark, to Enter the Bar Order, and to Enter the Rule 54(b) Final Judgment and Bar Order (the “Motion”) of Ralph S. Janvey (the “Receiver”), as Receiver for the Receivership Estate in SEC v. Stanford International Bank, Ltd., No. 3:09-CV-0298-N (N.D. Tex.) (the “SEC Action”), and the Official Stanford Investors Committee (the “Committee”), as a party to the SEC Action and as a plaintiff in Rotstain, et al. v. Trustmark National Bank, et al., Civil Action No. 4:22-cv-00800 (S.D. Tex.) (the “Rotstain Litigation”). The Receiver and the Committee are referred to herein collectively as the Movants.

The Motion concerns a proposed settlement (the “Settlement”) among and between, on the one hand, the Receiver, the Committee, the individual plaintiffs in the Rotstain Litigation, and the plaintiffs in Smith, et al. v. Independent Bank, et al., Civil Action No. 4:20-cv-00675

Trustmark Settlement

Exhibit E

(S.D. Tex.) (the “Smith Litigation”);1 and, on the other hand, Trustmark National Bank (“Trustmark”), as a defendant in the Rotstain Litigation, the Smith Litigation, and Jackson, et al. v. Cox, et al., Civil Action No. 3:10-cv-00328-N (N.D. Tex.) (the “Jackson Litigation”; the Rostain Litigation, the Jackson Litigation, and the Smith Litigation are referred to collectively herein as the “Litigation”). Capitalized terms not otherwise defined in this order shall have the meaning assigned to them in the settlement agreement attached to the Motion (the “Settlement Agreement”).

In the Motion, the Movants seek the Court’s approval of the terms of the Settlement, including entry of a bar order in the SEC Action (the “Bar Order”) and a final judgment and bar order in the Jackson Litigation (the “Judgment and Bar Order”). After reviewing the terms of the Settlement and considering the arguments presented in the Motion, the Court preliminarily approves the Settlement as adequate, fair, reasonable, and equitable. Accordingly, the Court enters this scheduling order to: (i) provide for notice of the terms of the Settlement, including the proposed Bar Order in the SEC Action and the proposed Judgment and Bar Order in the Jackson Litigation; (ii) set the deadline for filing objections to the Settlement, the Bar Order, the Judgment and Bar Order, or Movants’ request for approval of Plaintiffs’ attorneys’ fees; (iii) set the deadline for responding to any objection so filed; and (iv) set the date of the final approval hearing regarding the Settlement, the Bar Order in the SEC Action, the Judgment and Bar Order in the Jackson Litigation, and Movants’ request for approval of Plaintiffs’ attorneys’ fees (the “Final Approval Hearing”), as follows:

__________________________________________

1 John J. Little signed the Settlement Agreement as chair of the Committee. Mr. Little, the Court-appointed Examiner (the “Examiner”), also signed the Settlement Agreement in his capacity as Examiner solely to evidence his support and approval of the Settlement and to confirm his obligation to post the Notice on his website, but Mr. Little as Examiner is not otherwise individually a party to the Settlement Agreement or any of the above-referenced litigation.

1.
Preliminary Findings on Potential Approval of the Settlement: Based upon the Court’s review of the terms of the Settlement Agreement, the arguments presented in the Motion, and the

Trustmark Settlement

Exhibit E

Motion’s accompanying appendices and exhibits, the Court preliminarily finds that the Settlement is fair, reasonable, and equitable; has no obvious deficiencies; and is the product of serious, informed, good-faith, and arm’s-length negotiations. The Court, however, reserves a final ruling with respect to the terms of the Settlement until after the Final Approval Hearing referenced below in Paragraph 2.
2.
Final Approval Hearing: The Final Approval Hearing will be held before the Honorable David C. Godbey of the United States District Court for the Northern District of Texas, United States Courthouse, 1100 Commerce Street, Dallas, Texas 75242, in Courtroom 1505, at __:__ _.m. on _________, which is a date at least ninety (90) calendar days after entry of this Scheduling Order. The purposes of the Final Approval Hearing will be to: (i) determine whether the terms of the Settlement should be approved by the Court; (ii) determine whether the Bar Order attached as Exhibit B to the Settlement Agreement should be entered by the Court in the SEC Action; (iii) determine whether the Judgment and Bar Order attached as Exhibit C to the Settlement Agreement should be entered by the Court in the Jackson Litigation; (iv) rule upon any objections to the Settlement, Bar Order, or the Judgment and Bar Order; (v) rule upon Movants’ request for approval of Plaintiffs’ attorneys’ fees; and (vi) rule upon such other matters as the Court may deem appropriate.
3.
Notice: The Court approves the form of Notice attached as Exhibit A to the Settlement Agreement and finds that the methodology, distribution, and dissemination of Notice described in the Motion: (i) constitute the best practicable notice; (ii) are reasonably calculated, under the circumstances, to apprise all Interested Parties of the Settlement, the releases therein, and the injunctions provided for in the Bar Order and Judgment and Bar Order; (iii) are reasonably calculated, under the circumstances, to apprise all Interested Parties of the right to object to the

Trustmark Settlement

Exhibit E

Settlement, the Bar Order, or the Judgment and Bar Order, and to appear at the Final Approval Hearing; (iv) constitute due, adequate, and sufficient notice; (v) meet all requirements of applicable law, including the Federal Rules of Civil Procedure, the United States Constitution (including Due Process), and the Rules of the Court; and (vi) will provide to all Persons a full and fair opportunity to be heard on these matters. The Court further approves the form of the publication Notice attached as Exhibit F to the Settlement Agreement. Therefore:
a.
The Receiver is hereby directed, no later than twenty-one (21) calendar days after entry of this Scheduling Order, to cause the Notice in substantially the same form attached as Exhibit A to the Settlement Agreement to be sent via electronic mail, first class mail, or international delivery service to all Interested Parties; to be sent via electronic service to all counsel of record for any Person who is, at the time of Notice, a party in any case included in In re Stanford Entities Securities Litigation, MDL No. 2099 (N.D. Tex.) (the “MDL”), the SEC Action, or the Litigation, who are deemed to have consented to electronic service through the CM/ECF System; and to be sent via facsimile transmission and/or first class mail to any other counsel of record for any other Person who is, at the time of service, a party in any case included in the MDL, the SEC Action, or the Litigation.
b.
The Receiver is hereby directed, no later than twenty-one (21) calendar days after entry of this Scheduling Order, to cause the notice in substantially the same form attached as Exhibit F to the Settlement Agreement to be published once in the national edition of The Wall Street Journal and once in the international edition of The New York Times.
c.
The Receiver is hereby directed, no later than ten (10) calendar days after entry of this Scheduling Order, to cause the Settlement Agreement, the Motion, this Scheduling Order, the Notice, and all exhibits and appendices attached to these documents, to be posted on

Trustmark Settlement

Exhibit E

the Receiver’s website (http://stanfordfinancialreceivership.com). The Examiner is hereby directed, no later than ten (10) calendar days after entry of this Scheduling Order, to cause the Settlement Agreement, the Motion, this Scheduling Order, the Notice, and all exhibits and appendices attached to these documents, to be posted on the Examiner’s website (http://lpf-law.com/examiner-stanford-financial-group).
d.
The Receiver is hereby directed promptly to provide the Settlement Agreement, the Motion, this Scheduling Order, the Notice, and all exhibits and appendices attached to these documents, to any Person who requests such documents via email to Lara Richards at lrichards@fishmanhaygood.com, or via telephone by calling (504) 586-5252. The Receiver may provide such materials in the form and manner that the Receiver deems most appropriate under the circumstances of the request.
e.
No less than ten (10) days before the Final Approval Hearing, the Receiver shall cause to be filed with the Clerk of this Court written evidence of compliance with subparts (a) through (d) of this Paragraph, which may be in the form of an affidavit or declaration.
4.
Objections and Appearances at the Final Approval Hearing: Any Person who wishes to object to the terms of the Settlement, the Bar Order, the Judgment and Bar Order, or Movants’ request for approval of Plaintiffs’ attorneys’ fees, or who wishes to appear at the Final Approval Hearing, must do so by filing an objection, in writing, with the Court in the SEC Action (3:09-CV-0298-N), by ECF or by mailing the objection to the Clerk of the United States District Court for the Northern District of Texas, 1100 Commerce Street, Dallas, Texas 75242, no later than [insert date of 21st day before Final Approval Hearing] . All objections filed with the Court must:
a.
contain the name, address, telephone number, and (if applicable) an email address of the Person filing the objection;

Trustmark Settlement

Exhibit E

b.
contain the name, address, telephone number, and email address of any attorney representing the Person filing the objection;
c.
be signed by the Person filing the objection, or his or her attorney;
d.
state, in detail, the basis for any objection;
e.
attach any document the Court should consider in ruling on the Person’s objection, the Settlement, the Bar Order, the Judgment and Bar Order, or Plaintiffs’ request for approval of Plaintiffs’ attorneys’ fees; and
f.
if the Person filing the objection wishes to appear at the Final Approval Hearing, make a request to do so.

No Person will be permitted to appear at the Final Approval Hearing without filing a written objection and request to appear at the Final Approval Hearing as set forth in subparts (a) through (f) of this Paragraph. Copies of any objections filed must be served by ECF, or by email or first class mail, upon each of the following:

Trustmark National Bank

Attn: Michael A. King

Senior Vice President and General Counsel

P.O. Box 291

Jackson, MS 39205-0291

Telephone: (601) 208-5088

Facsimile: (601) 208-6424

Email: MKing@trustmark.com

and

Robin C. Gibbs

Gibbs & Bruns LLP

1100 Louisiana St., Suite 5300

Houston, Texas 77002

Telephone: (713) 650-8805

Facsimile: (713) 750-0903

E-mail: rgibbs@gibbsbruns.com

and

Trustmark Settlement

Exhibit E

Ashley M. Kleber

Gibbs & Bruns LLP

1100 Louisiana St., Suite 5300

Houston, Texas 77002

Telephone: (713) 650-8805

Facsimile: (713) 750-0903

E-mail: akleber@gibbsbruns.com

and

James R. Swanson

Fishman Haygood, L.L.P.

201 St. Charles Avenue, 46th Floor

New Orleans, Louisiana 70170-4600

T: (504) 586-5252

F: (504) 586-5250

jswanson@fishmanhaygood.com

and

Edward C. Snyder

Castillo Snyder, PC

One Riverwalk Place

700 N. St. Mary’s, Suite 405

San Antonio, Texas 78205

Telephone: 210-630-4200

Fax: 210-630-4210

E-mail: esnyder@casnlaw.com

and

John J. Little Law, PLLC

8150 N. Central Expressway, 10th Floor

Dallas, Texas 75206

Telephone: 214.989.4180

Cell: 214.573.2307

Fax: 214.367-6001

E-mail: john@johnjlittlelaw.com

and

Ralph Janvey

2100 Ross Ave

Suite 2600

Dallas, TX 75201

Trustmark Settlement

Exhibit E

E-mail: rjanvey@kjllp.com

and

Kevin Sadler

Baker Botts

1001 Page Mill Road

Building One, Suite 200

Palo Alto, California 94304-1007

E-mail: kevin.sadler@bakerbotts.com

Any Person filing an objection shall be deemed to have submitted to the jurisdiction of this Court for all purposes of that objection, the Settlement, the Bar Order, and the Judgment and Bar Order. Potential objectors who do not present opposition by the time and in the manner set forth above shall be deemed to have waived the right to object (including any right to appeal) and to appear at the Final Approval Hearing and shall be forever barred from raising such objections in this action or any other action or proceeding. Persons do not need to appear at the Final Approval Hearing or take any other action to indicate their approval.

5.
Responses to Objections: Any Party to the Settlement may respond to an objection filed pursuant to Paragraph 4 by filing a response in the SEC Action no later than [insert date of 7th day before the Final Approval Hearing]. To the extent any Person filing an objection cannot be served by action of the Court’s CM/ECF system, a response must be served to the email and/or mailing address provided by that Person.
6.
Adjustments Concerning Hearing and Deadlines: The date, time, and place for the Final Approval Hearing, and the deadlines and date requirements in this Scheduling Order, shall be subject to adjournment or change by this Court without further notice other than that which may be posted by means of ECF in the MDL, the SEC Action, and the Litigation.
7.
Retention of Jurisdiction: The Court shall retain jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

Trustmark Settlement

Exhibit E

8.
Entry of Injunction: If the Settlement is approved by the Court, the Court will enter the Bar Order in the SEC Action and the Judgment and Bar Order in the Jackson Litigation. If entered, each order will permanently enjoin, among others, Interested Parties, including Stanford Investors and Claimants, from bringing, encouraging, assisting, continuing, or prosecuting, against Trustmark or any of the Trustmark Released Parties, the Litigation, or any other action, lawsuit, cause of action, claim, investigation, demand, complaint, or proceeding of any nature, including, without limitation, contribution or indemnity claims, arising from or relating to a Settled Claim.
9.
Stay of Proceedings: The Jackson Litigation shall remain stayed as to Trustmark, except to the extent necessary to give effect to the Settlement.
10.
Use of Order: Under no circumstances shall this Scheduling Order be construed, deemed, or used as an admission, concession, or declaration by or against Trustmark of any fault, wrongdoing, breach or liability. Nor shall the Order be construed, deemed, or used as an admission, concession, or declaration by or against Plaintiffs that their claims lack merit or that the relief requested is inappropriate, improper, or unavailable, or as a waiver by any party of any defenses or claims he or she may have. Neither this Scheduling Order, nor the proposed Settlement Agreement, or any other settlement document, shall be filed, offered, received in evidence, or otherwise used in these or any other actions or proceedings or in any arbitration, except to give effect to or enforce the Settlement or the terms of this Scheduling Order.
11.
Entry of This Order: This Scheduling Order shall be entered separately on the dockets both in the SEC Action and in the Jackson Litigation. The Committee and the plaintiffs in the Smith Litigation shall cause a notice of the Scheduling Order to be entered on the docket of the Rotstain Litigation and the Smith Litigation.

IT IS SO ORDERED.

Trustmark Settlement

Exhibit E

Signed on ___________, 2023

________________________________

DAVID C. GODBEY

UNITED STATES DISTRICT JUDGE

Trustmark Settlement

Exhibit E

Publication Notice

To be published once in the national edition of The Wall Street Journal and once in the international edition of The New York Times:

PLEASE TAKE NOTICE that the Court-appointed Receiver for Stanford International Bank, Ltd. (“SIB”) and related entities (“Stanford Entities”), and certain Plaintiffs, have reached an agreement to settle all claims asserted or that could have been asserted against Trustmark National Bank relating to or in any way concerning SIB (the “Settlement Agreement”). As part of the Settlement Agreement, the Receiver and Plaintiffs have requested orders that permanently enjoin, among others, all Interested Parties, including Stanford Investors (i.e., customers of SIB, who, as of February 16, 2009, had funds on deposit at SIB and/or were holding certificates of deposit issued by SIB), and all other Persons from bringing any legal proceeding or cause of action arising from or relating to the Stanford Entities against Trustmark National Bank or the Trustmark Released Parties.

Complete copies of the Settlement Agreement, the proposed bar orders, and settlement documents are available on the Receiver’s website http://www.stanfordfinancialreceivership.com. All capitalized terms not defined in this Notice are defined in the Settlement Agreement.

Interested Parties may file written objections with the United States District Court for the Northern District of Texas on or before [insert date of 21st day before Final Approval Hearing].

Trustmark Settlement

Exhibit F

EXHIBIT G

1. Janvey v. Alguire, et al., No. 3:09-cv-0724 (N.D. Tex.)

2. Janvey v. Venger et al., No. 3:10-cv-00366 (N.D. Tex.)

3. Janvey v. Rodriguez Posada, et al., No. 3:10-cv-00415 (N.D. Tex.)

4. Janvey v. Gilbe Corp., et al., , No. 3:10-cv-00478 (N.D. Tex.)

5. Janvey v. Buck’s Bits Service, Inc., et al., No. 10-cv-00528 (N.D. Tex.)

6. Janvey v. Johnson, et al., No. 10-cv-00617 (N.D. Tex)

7. Janvey v. Barr, et al., No. 10-cv-00725 (N.D. Tex.)

8. Janvey v. Indigo Trust, et al., No. 3:10-cv-00844 (N.D. Tex.)

9. Janvey v. Dokken, et al., No. 3:10-cv-00931 (N.D. Tex.)

10. Janvey v. Fernandez et al., No. 3:10-cv-01002 (N.D. Tex.)

11. Janvey v. Wieselberg, et al., No. 3:10-cv-1394 (N.D. Tex.)

12. Janvey & OSIC v. Giusti, No. 3:11-cv-292 (N.D. Tex.)

13. Janvey v. Stanford, No. 3:11-cv-1199 (N.D. Tex.)

Trustmark Settlement

Exhibit G

EXHIBIT H

1.
Janvey v. GMAG, L.L.C., et al., No. 22-10235 (5th Cir.)

2.
GMAG, L.L.C., et al. v. Janvey, No. 22-10429 (5th Cir.)

Trustmark Settlement

Exhibit H